Exhibit 1

                                MERGER AGREEMENT


                                      AMONG


                         SWIFT TRANSPORTATION CO., INC.,
                              a Nevada corporation



                                SUN MERGER, INC.,
                             a Tennessee corporation


                                       AND


                              M. S. CARRIERS, INC.,
                             a Tennessee corporation


                                December 11, 2000
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1. Definitions...............................................................  1

2. Basic Transaction.........................................................  6
    (a) The Merger...........................................................  7
    (b) The Closing..........................................................  7
    (c) Actions at the Closing...............................................  7
    (d) Effect of Merger.....................................................  7
    (e) Procedure for Payment................................................ 10

3. Representations and Warranties of the Parent and the Merger Sub........... 12
    (a) Organization, Qualification, and Corporate Power..................... 12
    (b) Capitalization....................................................... 13
    (c) Authorization of Transaction......................................... 15
    (d) Noncontravention..................................................... 15
    (e) Company Public Reports............................................... 15
    (f) Financial Statements................................................. 16
    (g) Events Subsequent to Most Recent Fiscal Quarter End.................. 16
    (h) Undisclosed Liabilities.............................................. 16
    (i) Brokers' Fees........................................................ 16
    (j) Disclosure........................................................... 16
    (k) Employee Benefit Plans............................................... 17
    (l) Employment and Labor Matters......................................... 19
    (m) Environmental Matters................................................ 20
    (n) Takeover Statutes.................................................... 22
    (o) Tax Matters.......................................................... 23
    (p) Insurance Bonds...................................................... 24
    (q) Compliance........................................................... 25
    (r) Absence of Litigation................................................ 25
    (s) Title to Assets...................................................... 25
    (t) Pooling-Tax Matters.................................................. 25
    (u) Opinion of Financial Advisor......................................... 26
    (v) Material Agreements.................................................. 26
    (w) Intellectual Property................................................ 27

4. Representations and Warranties of the Parent and the Merger Sub........... 27
    (a) Organization, Qualification, and Corporate Power..................... 27
    (b) Capitalization....................................................... 28
    (c) Authorization of Transaction......................................... 30
    (d) Noncontravention..................................................... 30
    (e) Parent Public Reports................................................ 30

                                       i
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    (f) Financial Statements................................................. 31
    (g) Events Subsequent to Most Recent Fiscal Quarter End.................. 31
    (h) Undisclosed Liabilities.............................................. 31
    (i) Brokers' Fees........................................................ 31
    (j) Disclosure........................................................... 31
    (k) Employee Benefit Plans............................................... 32
    (l) Employment and Labor Matters......................................... 34
    (m) Environmental Matters................................................ 35
    (n) Material Agreements.................................................. 37
    (o) Tax Matters.......................................................... 37
    (p) Insurance Bonds...................................................... 38
    (q) Compliance........................................................... 39
    (r) Absence of Litigation................................................ 39
    (s) Title to Assets...................................................... 40
    (t) Pooling-Tax Matters.................................................. 40
    (u) Intellectual Property................................................ 40

5. Covenants................................................................. 41
    (a) General.............................................................. 41
    (b) Conduct of Business by the Parent Pending the Merger................. 41
    (c) Conduct of Business by the Company Pending the Merger................ 44
    (d) Registration Statement; Proxy Statement.............................. 46
    (e) Shareholders Meeting................................................. 48
    (f) Additional Shareholder Meeting Matters............................... 48
    (g) Access to Information................................................ 48
    (h) Other Offers......................................................... 49
    (i) Pooling; Reorganization.............................................. 51
    (j) Notification of Certain Matters...................................... 52
    (k) Listing on the Nasdaq National Market................................ 53
    (l) Public Announcements................................................. 53
    (m) Takeover Laws........................................................ 53
    (n) Accountant's Letters................................................. 53
    (o) Additional Parent Directors.......................................... 54
    (p) Hart-Scott-Rodino Act................................................ 54
    (q) Company Stock Options and Company Stock Plans;
          Outstanding Company Stock Options.................................. 54
    (r) Insurance and Indemnification........................................ 56

6. Conditions to Obligation to Close......................................... 57
    (a) Conditions to Obligation of the Parent and the Merger Sub............ 57
    (b) Conditions to Obligation of the Company.............................. 59

                                       ii
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7. Termination............................................................... 61
    (a) Termination of Agreement............................................. 63
    (b) Effect of Termination................................................ 63
    (c) Fees and Expenses.................................................... 63

8. Miscellaneous............................................................. 64
    (a) Survival............................................................. 64
    (b) Reserved............................................................. 64
    (c) No Third-Party Beneficiaries......................................... 64
    (d) Entire Agreement..................................................... 64
    (e) Succession and Assignment............................................ 64
    (f) Counterparts......................................................... 64
    (g) Headings............................................................. 64
    (h) Notices.............................................................. 64
    (i) Governing Law........................................................ 65
    (j) Amendments and Waivers............................................... 65
    (k) Severability......................................................... 65
    (l) Expenses............................................................. 67
    (m) Incorporation of Exhibits and Schedules.............................. 67
          Exhibit A-1 - Voting Agreement (Parent)
          Exhibit A-2 - Voting Agreement (Company)
          Exhibit B - Articles of Merger
          Exhibit C - Company Disclosure Schedule
          Exhibit D - Parent Disclosure Schedule
          Exhibit E - Form of Affiliate Pooling Agreement
          Exhibit F-1 - Employment Agreement
          Exhibit F-2 - Employment Agreement
          Exhibit F-3 - Employment Agreement
          Exhibit F-4 - Employment Agreement

                                      iii
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     THIS MERGER  AGREEMENT  (this  "Agreement")  is made and entered into as of
December 11, 2000, by and among Swift Transportation Co., Inc., a Nevada corporation (the "Parent"), Sun Merger, Inc., a Tennessee corporation and a wholly-owned Subsidiary of the Parent (the "Merger Sub"), and M. S. Carriers, Inc., a Tennessee corporation (the "Company"). The Parent, the Merger Sub, and the Company are referred to herein individually as a "Party" and collectively herein as the "Parties."

     WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is in the best interests of their respective stockholders (the "Stockholders") for Parent to participate in the merger of Merger Sub with and into the Company (the "Merger") upon the terms and subject to the conditions set forth herein;

     WHEREAS, in furtherance of the Merger, the Boards of Directors of Parent, Merger Sub and the Company have each approved the Merger in accordance with the Tennessee Business Corporation Act and subject to the conditions set forth herein, which Merger will result in, among other things, the Company becoming a wholly owned Subsidiary of Parent;

     WHEREAS, as a condition to the willingness of, and an inducement to, Parent, Merger Sub, and the Company to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, certain holders of Parent Shares and Company Shares are entering into agreements dated as of the date hereof (the "Voting Agreements"), in the forms of Exhibits A-1 and A-2 attached hereto, respectively, providing for certain actions relating to the transactions contemplated by this Agreement;

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, for accounting purposes, it is intended that the Merger shall qualify for pooling-of-interests treatment.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings set forth below:

     "Acquisition Proposal" has the meaning set forth in Section 5(h)(i) below.
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     "Affiliate"  has the  meaning  set forth in Rule  12b-2 of the  regulations promulgated under the Securities Exchange Act.

     "Agreement" has the meaning set forth in the preface above.

     "Alternative Transaction" has the meaning set forth in Section 5(h)(vi) below.

     "Articles of Merger" has the meaning set forth in Section 2(c) below.

     "Authority" means each and every federal, state, local, and foreign judicial, governmental, quasi-governmental, or regulatory agency, official, or department; every arbitrator, mediator, and other similar official; and every other entity to whose jurisdiction or decision making authority a Party has submitted.

     "Benefit Plan" means all contracts, plans, arrangements, policies, and understandings providing for any compensation or benefit other than base wages or salaries that are maintained by a Person or affect either its employees or independent contractors, regardless of whether defined as an "employee benefit plan" under ERISA or subject to any provision of ERISA, including, without limitation: all pension, profit-sharing, retirement, thrift, 401(k), ESOP, and other similar plans and arrangements (defined benefit and defined contribution); all health and welfare, disability, insurance (including self-insurance), workers' compensation, supplemental unemployment, severance, vacation, and similar plans and arrangements; and all bonus, stock option, incentive compensation, stock appreciation rights, phantom stock, overtime guaranty, employment contract, employee handbook, and other similar plans or arrangements. A "Company Benefit Plan" is a Benefit Plan that relates to the Company or the employees and independent contractors of the Company and its Subsidiaries. A "Parent Benefit Plan" is a Benefit Plan that relates to the Parent or the employees and independent contractors of the Parent and its Subsidiaries.

     "Certificates" has the meaning set forth in Section 2(e)(iii) below.

     "Charter"  means  charter,   articles  of  incorporation,   certificate  of
incorporation or similar documents.

     "Claim" has the meaning set forth in Section 5(r)(ii) below.

     "Closing" has the meaning set forth in Section 2(b) below.

     "Closing Date" has the meaning set forth in Section 2(b) below.

     "Code" has the meaning set forth in the recitals.

     "Company" has the meaning set forth in the preface above.

     "Company Affiliate Pooling Agreement" has the meaning set forth in Section 5(i)(iii) below.

     "Company Base Year" has the meaning set forth in Section 3(p) below.

     "Company Disclosure Schedule" has the meaning set forth in Section 3 below.

     "Company Material Agreements" has the meaning set forth in Section 3(v) below.

     "Company Materially Adverse Effect" has the meaning set forth in Section 3(a) below.

     "Company Public Reports" has the meaning set forth in Section 3(e) below.

     "Company Share" means any share of the common stock, $.01 par value per share, of the Company.

     "Company Special Meeting" has the meaning set forth in Section 5(d)(i) below.

     "Company Stock Option Plans" has the meaning set forth in Section 3(b)(i) below.

     "Company  Stockholder"  means any  Person  who or which  holds any  Company
Shares.

     "D&O Insurance" has the meaning set forth in Section 5(r)(iv) below.

     "Definitive Proxy Materials" means the definitive proxy materials relating to the Special Meetings.

     "Disclosure Schedules" means the Company Disclosure Schedule and the Parent Disclosure Schedule.

     "Effective Time" has the meaning set forth in Section 2(d)(i) below.

     "Employment Agreements" has the meaning set forth in Section 5(s) below.

     "Environmental Laws" has the meaning set forth in Section 3(m) below.

     "Environmental Permit" has the meaning set forth in Section 3(m) below.

     "ERISA Affiliate" has the meaning set forth in Section 3(k)(v) below.

     "Exchange Agent" has the meaning set forth in Section 2(e)(i) below.

     "Fairness Opinion" has the meaning set forth in Section 3(i) below.

     "Fiduciary Finding" has the meaning set forth in Section 5(h)(i) below.

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     "GAAP" means United States generally accepted  accounting  principles as in effect from time to time.

     "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Hazardous Materials" has the meaning set forth in Section 3(m) below.

     "Indemnified Party" has the meaning set forth in Section 5(r)(ii) below.

     "Intellectual Property" has the meaning set forth in Section 3(w) below.

     "IRS" has the meaning set forth in Section 3(k) below.

     "Joint Proxy Statement" has the meaning set forth in Section 5(d)(i) below.

     "Knowledge," as to each of the Parent and the Company, means the actual knowledge of such entity's executive officers after reasonable investigation.

     "Law" means any constitution, statute, law, ordinance, rule, regulation, Order, judgment, injunction, decree, ruling, or other pronouncement by any Authority (including, without limitation, the following types: environmental, energy, safety, health, zoning, anti-discrimination, antitrust, employment, transportation, tax, and employee benefit (including ERISA)).

     "Lien" means any mortgage, lien, pledge, security interest, mechanics' or materialmens' or similar lien, conditional sale agreement, charge, claim, right, condition, restriction, or other encumbrance or defect of title of any nature whatsoever (including, without limitation, any assessment, charge, or other type of notice which is levied or given by any Authority and for which a lien could be filed).

     "Litigation" means any claim, suit, action,  arbitration,  cause of action,
claim,  complaint,  criminal  prosecution,   investigation,  demand  letter,  or
proceeding, whether at law or at equity, before or by any Authority.

     "Merger" has the meaning set forth in the recitals.

     "Merger Consideration" has the meaning set forth in Section 2(d)(v) below.

     "Merger Sub" has the meaning set forth in the preface above.

     "Most Recent Fiscal Quarter End" means at the given time, the most recent of September 30, 2000, December 31, 2000, or March 31, 2001.

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     "Multiemployer Plan" has the meaning set forth in Section 3(k)(vi) below.

     "Nevada General Corporation Law" means the Nevada General Corporation Law, as amended.

     "Order" means any judgment, order, writ, injunction, ruling or decree of, or any settlement under the jurisdiction of, any Authority.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Outstanding Company Stock Options" has the meaning set forth in Section 3(b)(i) below.

     "Outstanding Parent Stock Options" has the meaning set forth in Section 4(b)(i) below.

     "Parent" has the meaning set forth in the preface above.

     "Parent Base Year" has the meaning set forth in Section 4(p) below.

     "Parent Disclosure Schedule" has the meaning set forth in Section 4 below.

     "Parent Material Agreement" has the meaning set forth in Section 4(n) below.

     "Parent Materially Adverse Effect" has the meaning set forth in Section 4(a) below.

     "Parent Public Reports" has the meaning set forth in Section 4(e) below.

     "Parent Share" means any share of the common stock, $0.01 par value per share, of the Parent.

     "Parent Special Meeting" has the meaning set forth in Section 5(d)(i) below.

     "Parent Stock Option Plans" has the meaning set forth in Section 4(b)(i) below.

     "Parties" has the meaning set forth in the preface above.

     "Party" has the meaning set forth in the preface above.

     "Payment Event" has the meaning set forth in Section 5(h)(v) below.

     "Person" means an individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, governmental body (or any department, agency, or political subdivision thereof), or other entity.

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     "Pre-Merger Matters has the meaning set forth in Section 5(r)(ii) below.

     "Registration Statement" has the meaning set forth in Section 5(d)(i) below.

     "Representatives" has the meaning set forth in Section 5(g) below.

     "Requisite Stockholder Approval" means the affirmative vote of the holders of a majority of the voting power of outstanding common stock of (i) the Parent and (ii) the Company, in each case as applicable, in favor of the matters submitted to the respective stockholders pursuant to the Definitive Proxy Materials.

     "Returns" the meaning set forth in Section 3(o)(i).

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Special Meetings" means the Company Special Meeting together with the Parent Special Meeting.

     "Stockholders" has the meaning set forth in the recitals.

     "Stockholders Agreements" has the meaning set forth in the recitals.

     "Subsidiary" means any corporation or other business entity with respect to which a specified Person (or a Subsidiary thereof) owns twenty percent (20%) or more of the common stock or other equity interests or otherwise has the power to vote or direct sufficient voting power to elect a majority of the directors or other managers.

     "Surviving Corporation" has the meaning set forth in Section 2(a) below.

     "Taxes" or "Tax" shall mean all taxes, charges, fees, levies, or other assessments of whatever kind or nature, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, fuel, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupancy, or property taxes, customs duties, fees, assessments, or charges of any kind whatsoever (together with any interest and any penalties, additions to tax, or additional amounts) imposed by any Authority.

     "Tennessee   Business   Combination  Act"  means  the  Tennessee   Business
Combination Act, as amended.

     "Tennessee   Business   Corporation  Act"  means  the  Tennessee   Business
Corporation Act, as amended.

     "Third Party" has the meaning set forth in Section 5(h)(vi) below.

2.   BASIC TRANSACTION.

     (a) THE MERGER. On and subject to the terms and conditions of this Agreement, the Merger Sub will merge with and into the Company at the Effective Time. The Company shall be the corporation surviving the Merger (the "Surviving Corporation").

     (b) THE CLOSING. Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement abandoned pursuant to the provisions of Section 7 and subject to the provisions of Section 6, the closing of the Merger (the "Closing") will take place at noon (Eastern time) on a date (the "Closing Date") to be mutually agreed upon by the Parties, which date shall be the third business day after all the conditions set forth in Section 6 shall have been satisfied (or waived in accordance with Section 6, to the extent the same may be waived), unless another time and/or date is agreed by the Parties hereto. The Closing shall take place at the offices of the Parent or such other place as the Parties hereto otherwise agree.

     (c) ACTIONS AT THE CLOSING. At the Closing, (i) the Company will deliver to the Parent and the Merger Sub the various certificates, instruments, and documents referred to in Section 6(a) below, (ii) the Parent and the Merger Sub will deliver to the Company the various certificates, instruments, and documents referred to in Section 6(b) below, and (iii) the Company and the Merger Sub will file with the Secretary of State of the State of Tennessee Articles of Merger in the form attached hereto as Exhibit B (the "Articles of Merger").

     (d)  EFFECT OF MERGER.

           (i) GENERAL. The Merger shall become effective at the time (the "Effective Time") the Articles of Merger are validly filed with the Secretary of State of the State of Tennessee by the Company and the Merger Sub or at such later date and time as may be specified in the Articles of Merger by mutual agreement of the Company, the Parent, and the Merger Sub. The Merger shall have the effect set forth in the Tennessee Business Corporation Act. Without limiting the generality of the foregoing, at the Effective Time, all of the assets, property, rights, privileges, immunities, powers, and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, duties, and obligations of the Company and Merger Sub shall become the debts, liabilities, duties and obligations of the Surviving Corporation. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Company or the Merger Sub in order to carry out and effectuate the transactions contemplated by this Agreement.

          (ii) CERTIFICATE  OF  INCORPORATION.  The  Charter  of  the  Surviving
               Corporation shall be amended and restated at and as of the Effective Time to read as did the Charter of the Merger Sub immediately prior to the Effective Time (except that the name of the Surviving Corporation will remain unchanged).

         (iii) BYLAWS. The bylaws of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the bylaws of the Merger Sub immediately prior to the Effective Time (except that the name of the Surviving Corporation will remain unchanged).

          (iv) DIRECTORS AND OFFICERS. The directors of the Merger Sub shall become the directors of the Surviving Corporation at and as of the Effective Time, and the officers of the Surviving Corporation from and after the Effective Time shall be as set forth in
               Section 2(d) of the Parent Disclosure Schedule.

           (v) CONVERSION OF COMPANY SHARES.

               (A) At and as of the Effective Time, and without any action on the part of the Parties hereto or any holder of the Company Shares, each Company Share issued and outstanding immediately prior to the Effective Time, by virtue of this Merger, shall be converted automatically into the right to receive one and seven tenths (1.7) fully paid and nonassessable Parent Shares (the "Merger Consideration") subject to the terms and provisions set forth in this Section 2.

               (B) Each Company Share issued and outstanding immediately prior to the Effective Time shall automatically be redeemed and canceled and shall cease to exist as of the Effective Time, and each holder of a certificate representing any such Company Share shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional Parent Shares to be issued or paid in consideration therefor upon surrender of such certificate in accordance with
               Section 2(d)(ix) hereof, without interest.

               (C) Each Company Share held in the treasury of the Company, if any, and each Company Share, if any, owned by Parent or Merger Sub, in each case immediately prior to the Effective Time, shall be canceled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto.

          (vi) CONVERSION OF COMPANY STOCK OPTIONS.

               (A) At and as of the Effective Time, and without any action on the part of the holder thereof, each then outstanding option to purchase Company Shares shall be converted into an option to purchase Parent Shares in the manner set forth in Section 5(q); provided, that in any event any such conversion shall be in accordance with the terms and conditions of all applicable Company Stock Option Plans, option agreements thereunder, and all other relevant documentation immediately prior to the Effective Time.

               (B) The Company and its Board of Directors shall promptly take all actions necessary to ensure that following the Effective Time no holder of any options or other rights pursuant to, nor any participant in or party to, the Company Stock Option Plans or any other Benefit Plan or other plan, program, arrangement, agreement or other commitment providing for the issuance or grant of any interest in respect of the capital stock of the Company or any Subsidiary of the Company will have any rights thereunder to acquire equity securities, or any right to payment in respect of the equity securities, of Parent, the Company, or the Surviving Corporation or any of their Subsidiaries, except as provided herein.

         (vii) ADJUSTMENT OF MERGER CONSIDERATION. Without limiting any of the provisions of this Agreement, the Merger Consideration shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Shares or Company Shares), reorganization, recapitalization or other like change with respect to Parent Shares of Company Shares occurring after the date hereof and prior to the Effective Time.

        (viii) CONVERSION OF CAPITAL STOCK OF THE MERGER SUB. At and as of the Effective Time, each share of common stock, $.01 par value per share, of the Merger Sub shall be converted automatically into one share of common stock, $.01 par value per share, of the Surviving Corporation and shall thereafter constitute all of the issued and outstanding capital stock of the Surviving
               Corporation. Each stock certificate of Merger Sub evidencing ownership of any shares of Merger Sub common stock shall, after the Effective Time, evidence ownership of such shares of capital stock of the Surviving Corporation.

          (ix) FRACTIONAL SHARES. No certificates or scrip representing fractional Parent Shares shall be issued in connection with the Merger, and such fractional interests will not entitle the owner thereof to any rights of a stockholder of Parent. In lieu thereof, each holder of Company Shares exchanged pursuant to
               Section 2(d)(v) or of options or warrants  exchanged  pursuant to

               Section 2(d)(vi) who would otherwise be entitled to a fraction of a Parent Share (after aggregating all fractional Parent Shares to have been otherwise received by such holder) shall receive from Parent an amount of cash (rounded down to the nearest whole cent and without interest) equal to the product of such fractional part of a Parent Share multiplied by the average closing price per Parent Share (rounded to the nearest cent) on the Nasdaq National Market (as reported in the Wall Street Journal, or, if not reported therein, any other authoritative source selected by Parent) for the ten (10) trading days ending on the date two (2) trading days immediately prior to (and excluding the date of) the Effective Time.

     (e)  PROCEDURE FOR PAYMENT.

           (i) EXCHANGE AGENT. Prior to the Effective Time, Parent shall designate a bank or trust company to act as the Exchange Agent in the Merger (the "Exchange Agent").

          (ii) PARENT TO PROVIDE PARENT SHARES. When and as needed, Parent shall make available to the Exchange Agent for exchange in accordance with this Section 2, through such reasonable procedures as Parent may adopt, sufficient Parent Shares to be exchanged pursuant to
               Section 2(d).

         (iii) EXCHANGE PROCEDURES. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") that represented as of the Effective Time outstanding Company Shares to be exchanged pursuant to Section 2, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Parent Shares. Upon surrender of a Certificate to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole Parent Shares and payment in lieu of fractional shares which such holder has the right to receive pursuant to Sections 2(d)(v) and 2(d)(vi), after giving effect to any required Taxes, and the Certificate so surrendered shall forthwith be canceled. At any time following six (6) months after the Effective Time, all or any number of Parent Shares (and any or all cash payable in lieu of fractional Parent Shares) deposited with or made available to the Exchange Agent which remain undistributed to the holders of the Certificates representing Company Shares, shall be delivered to Parent upon demand, and thereafter such holders of unexchanged Company Shares shall be entitled to look only to Parent (subject to abandoned property, escheat or other similar Law) only as general creditors thereof with respect to the Parent Shares for payment upon due surrender of their Certificates.

          (iv) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Parent Shares with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the whole Parent Shares represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable Law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Parent Shares issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time and payable between the Effective Time and the time of such surrender with respect to such whole Parent Shares.

          (v) TRANSFERS OF OWNERSHIP. If any certificate for Parent Shares is to be issued in a name other than the name in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that (A) the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid any transfer or other Taxes required by reason of the issuance of a certificate for Parent Shares in a name other than the name of the registered holder of the Certificate surrendered or (B) established to the satisfaction of Parent, or any agent designated by Parent, that such Taxes have been paid or are not applicable.

          (vi) NO LIABILITY. Notwithstanding anything to the contrary in this Agreement, none of the Exchange Agent, Parent, or the Surviving Corporation shall be liable to a holder of a Certificate for any Parent Shares (and any cash payable for fractional Parent Shares or any other amount due, if any) that was properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

         (vii) WITHHOLDING OF TAX. Parent or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Shares such amounts as Parent (or any Affiliate thereof) or the Exchange Agent shall determine in good faith they are required to deduct and withhold with respect to the making of such payment under the Code, or any provision of federal, state, local or foreign Law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Company Shares in respect of whom such deduction and withholding were made by Parent.

        (viii) NO  FURTHER  OWNERSHIP  RIGHTS  IN  COMPANY  SHARES.  All  Parent
               Shares issued upon the surrender for exchange of Company Shares in accordance with the terms of this Section 2 (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Shares. At the Effective Time, the stock transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers of Company Shares on the records of the Surviving Corporation. From and after the Effective Time, the holders of Certificates evidencing ownership of Company Shares outstanding shall cease to have any rights with respect to such Company Shares except as otherwise provided for herein. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.

          (ix) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates evidencing Company Shares shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Parent Shares and cash for fractional shares, if any, as may be required pursuant to this Section 2; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

          (x) TAX CONSEQUENCES. For federal income tax purposes, the Parties intend that the Merger be treated as a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall be, and is hereby, adopted as a plan of reorganization for purposes of Section 368 of the Code. The Parties shall not take a position on any Returns inconsistent with this Section 2(e)(x).

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth in the disclosure schedule prepared by the Company and attached as Exhibit C (the "Company Disclosure Schedule"), which is arranged to correspond to the lettered and numbered paragraphs contained in the applicable sections of this Agreement, the Company represents and warrants to the Parent and the Merger Sub as follows:

     (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Section 3(a) of the Company Disclosure Schedule sets forth, as of the date hereof, a true and complete list of all of the Company's directly and indirectly owned Subsidiaries, together with the jurisdiction of incorporation or organization of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock or other equity or other interest owned by the Company or another Subsidiary of the Company. Except as set forth in Section 3(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, directly or indirectly, any equity or similar interest in, any Person. Each of the Company and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a materially adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company and its Subsidiaries taken as a whole (a "Company Materially Adverse Effect"). Each of the Company and all of its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has heretofore furnished to Parent a true and complete copy of each of its and each of its Subsidiaries' Charter and bylaws or equivalent organizational documents, as amended or restated to the date hereof. Such Charter and bylaws and equivalent organizational documents of the Company and each of its Subsidiaries are in full force and effect, and no other organizational documents are applicable to or binding upon the Company or its Subsidiaries.

     (b)  CAPITALIZATION.

           (i) The entire authorized capital stock of the Company consists of 20,000,000 Company Shares. As of the date hereof, (i) 11,150,001 Company Shares were issued and outstanding; (ii) no Company Shares were held in the treasury of the Company; (iii) no Company Shares were held by any Subsidiary of the Company; and (iv) 2,331,000 Company Shares were duly reserved for future issuance pursuant to employee and director stock options granted pursuant to the Company's four stock option plans (the "Company Stock Option Plans"), of which 1,876,500 represented Company Shares reserved for options that had been granted prior to the date hereof (the "Outstanding Company Stock Options").

          (ii) None of the outstanding Company Shares is subject to, nor was any of them issued in violation of any, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right. Except as set forth above and in Section 3(b) of the Company Disclosure Schedule, no shares of voting or non-voting capital stock, other equity interests, or other voting securities of the Company were issued, reserved for issuance or outstanding. Except as described in Section 3(b) of the Company Disclosure Schedule, all outstanding options to purchase Company Shares were granted under Company Stock Option Plans. The Company has delivered to Parent a true and complete list of all outstanding options and similar rights to purchase Company
               Shares, the record holder thereof and the exercise prices thereof. All outstanding shares of capital stock of the Company are, and all shares which may be issued upon the exercise of stock options and similar purchase rights will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to any kind of preemptive (or similar) rights. There are no bonds, debentures, notes or other indebtedness of the Company with voting rights (or convertible into, or exchangeable for, securities with voting rights) on any matters on which stockholders of the Company may vote.

         (iii) Section 3(b) of the Company Disclosure Schedule sets forth the number of authorized and outstanding shares of capital stock, and ownership thereof, of each of the Company's Subsidiaries. Except as set forth in Section 3(h) of the Company Disclosure Schedule, all of the outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized, validly issued, fully paid and nonassessable, are not subject to, and were not issued in violation of, any preemptive (or similar) rights, and are owned, of record and beneficially, by the Company or one of its direct or indirect Subsidiaries, free and clear of all Liens whatsoever. Except as set forth in Section 3(b) of the Company Disclosure Schedule, there are no restrictions of any kind which prevent the payment of dividends by any of the Company's Subsidiaries, and neither the Company nor any of its Subsidiaries is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan or capital contribution) to or in any Person.

          (iv) Except as described in Section 3(b) of the Company Disclosure Schedule, there are no outstanding securities, options, warrants, calls, rights, convertible or exchangeable securities, commitments, agreements, arrangements or undertakings of any kind (contingent or otherwise) to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock (or options or warrants to acquire any such shares) of the Company or its Subsidiaries. Except as described in Section 3(b) of the Company Disclosure Schedule, as of the date hereof, there are no stock-appreciation rights, stock-based performance units, "phantom" stock rights or other agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance, stock price performance or other attribute of the Company or any of its Subsidiaries or assets or calculated in accordance therewith (other than ordinary course payments or commissions to sales representatives of the Company based upon revenues generated by them without augmentation as a result of the transactions contemplated hereby) or to cause the Company or any of its Subsidiaries to file a registration statement under the Securities Act, or which otherwise relate to the registration of any securities of the Company. Except as set forth in Section 3(b) of the Company Disclosure Schedule, there are no voting trusts, proxies or other agreements, commitments or understandings of any character to which the Company or any of its Subsidiaries or, to the Knowledge (as defined herein) of the Company, any of the Company's stockholders is a party or by which any of them is bound with respect to the issuance, holding, acquisition, voting or disposition of any shares of capital stock of the Company or any of its Subsidiaries.

     (c) AUTHORIZATION OF TRANSACTION. The Company has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that the Company cannot consummate the Merger unless and until it receives the Requisite Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions.

     (d) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any Law or other restriction of any Authority to which the Company or any of its Subsidiaries is subject or any provision of the Charter or bylaws (or equivalent organizational documents) of the Company or any of its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which the Company or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets), except in each case as set forth in Section 3(d) of the Company Disclosure Schedule or as would not reasonably be expected, individually or in the aggregate, to result in a Company Materially Adverse Effect (including by reason of any cross-default). Other than in connection with the provisions of the Hart-Scott-Rodino Act, the Tennessee

          Business Corporation Act, the Tennessee Business Combination Act, the Securities Exchange Act, the Securities Act, the state securities laws, and the rules and regulations of The Nasdaq Stock Market, neither the Company nor any of its Subsidiaries needs to give notice to, make any filing with, or obtain any authorization, consent, or approval of any Authority in order for the Parties to consummate the transactions contemplated by this Agreement.

     (e) COMPANY PUBLIC REPORTS. The Company has filed all forms, reports, schedules, statements, and documents required to be filed by it with the SEC since January 1, 1998 (collectively, the "Company Public Reports"). Each of the Company Public Reports was filed on a timely basis and complied with the Securities Act and the Securities Exchange Act in all material respects. None of the Company Public Reports, as of their respective dates, (or if amended or superseded, at the time of such subsequent filing), contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company has delivered to the Parent a correct and complete copy of each Company Public
          Report (together with all exhibits and schedules thereto and as amended to date).

     (f) FINANCIAL STATEMENTS. Each of the audited and unaudited financial statements included in or incorporated by reference into the Company Public Reports (including the related notes and schedules) (i) complied in all material respects with applicable requirements of the SEC with respect thereto; (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby; and (iii) present fairly the financial condition of the Company and its Subsidiaries as of the indicated dates and the results of operations of the Company and its Subsidiaries for the indicated periods, provided, however, that the interim statements are subject to normal and recurring year-end adjustments that have not been and to the Company's Knowledge will not be material.

     (g) EVENTS SUBSEQUENT TO MOST RECENT FISCAL QUARTER END. Since the Most Recent Fiscal Quarter End, there has not been any event, circumstance, act, or omission that has resulted in, or reasonably would be expected to result in, a Company Materially Adverse Effect.

     (h) UNDISCLOSED LIABILITIES. Neither the Company nor any of its Subsidiaries has liabilities or obligations of any nature, (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes, which individually or in the aggregate would reasonably be expected to have a Company Materially Adverse Effect, except for (i) liabilities or obligations set forth on the face of the balance sheet dated as of the Most Recent Fiscal Quarter End (rather than in any notes thereto) and filed in the Company Public Reports;

          (ii) liabilities or obligations which have arisen after the Most Recent Fiscal Quarter End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of Law); and (iii) liabilities or obligations set forth in Section 3(h) of the Company Disclosure Schedule.

      (i) BROKERS' FEES. Except for the fee payable to Merrill Lynch & Co. for issuing its opinion as to the fairness of the Merger Consideration to the holders of Company Shares from a financial point of view (the "Fairness Opinion") and financial advisory services described in
          Section 3(i) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     (j) DISCLOSURE. None of the information supplied by the Company for inclusion in the Registration Statement or any amendment or supplement thereto, shall, at the time such document is filed, at the time amended or supplemented and at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied by the Company for inclusion in the Definitive Proxy Materials shall, on the date such materials are first mailed to the stockholders of the Company and Parent, at the time of the Special Meetings, and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the Special Meetings which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its respective Affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment or supplement to the Registration Statement or an amendment or supplement to the Definitive Proxy Materials, the Company shall promptly inform Parent and Merger Sub. The Definitive Proxy Materials shall comply in all material respects as to form and substance with the requirements of the Exchange Act and the regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by the Company which is contained in the Registration Statement or Definitive Proxy Materials.

     (k)  EMPLOYEE BENEFIT PLANS.

           (i) Section 3(k) of the Company Disclosure Schedule includes a complete list of all Company Benefit Plans.

          (ii) With respect to each Company Benefit Plan, the Company has provided to the Parent a true, correct and complete copy of: (i) all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the Internal Revenue Service (the "IRS"), if any.

         (iii) The Company and each of its Subsidiaries has complied, and is now in compliance in all material respects with, all provisions of ERISA, the Code, and all Laws applicable to the Company Benefit Plans. With respect to each Company Benefit Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code, the IRS has issued a favorable determination letter, and to the Knowledge of the Company nothing has occurred at the date hereof that reasonably would be expected to cause the loss of such qualification.

          (iv) All contributions required to be made to any Company Benefit Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected in the financial statements of the Company included in the Company Public Reports to the extent required under GAAP.

          (v) With respect to each Company Benefit Plan which is subject to Title IV or Section 302 of ERISA or Section 412 of the Code maintained or contributed to (or required to be contributed to) by the Company, any of its Subsidiaries or any ERISA Affiliate,
               (i) there does not now exist, nor do any circumstances exist that could result in, any liability of the Company or any of its Subsidiaries under Title IV of ERISA (other than for the payment of premiums, all of which have been paid when due), (ii) neither the Company nor any of its Subsidiaries has incurred any accumulated funding deficiency within the meaning of Section 302 of ERISA or Section 412 of the Code (whether or not waived) and there has been no waiver or application for a waiver of any minimum funding standard or extension of any amortization period under Section 412 of the Code or Part 3 of Subtitle B of Title I of ERISA, (iii) no "reportable event" (as such term is defined in Section 4043 of ERISA and the regulations thereunder) has occurred or is expected to occur, (iv) no notice of intent to terminate has been filed with the Pension Benefit Guaranty Corporation, (v) the Pension Benefit Guaranty Corporation has not instituted any proceedings to terminate the plan or to appoint a trustee to administer the plan, and (vi) there has been no event requiring disclosure under Section 4063(a) of ERISA. For purposes of this Section 3(k), the term "ERISA Affiliate" shall mean any business or entity (whether or not incorporated) which is a member of the same "controlled group of corporations," under "common control," or an "affiliated service group" with the

               Company or any of its Subsidiaries within the meaning of Section 414(b), (c) or (m) of the Code, or is under "common control" with the Company or any of its Subsidiaries within the meaning of
               Section 4001(a)(14) of ERISA.

          (vi) Neither the Company nor any of its Subsidiaries nor any ERISA Affiliate has been required to contribute to, or incurred any withdrawal liability (within the meaning of Section 4201 of ERISA) with respect to any plan which is a multiemployer plan as defined in Section 3(37) of ERISA (a "Multiemployer Plan").
               Neither the Company nor any of its Subsidiaries nor any ERISA Affiliate has completely or partially withdrawn from any Multiemployer Plan. No Multiemployer Plan as to which the Company, any of its Subsidiaries or any ERISA Affiliate is required to contribute is in reorganization within the meaning of
               Part 3 of Subtitle E of Title IV of ERISA. The Company shall deliver to Parent, prior to the Closing, a schedule showing the contributions of the Company, any of its Subsidiaries, and any ERISA Affiliates to each of the Multiemployer Plans for the most recent five plan years.

         (vii) There are no pending actions, claims or lawsuits which have been asserted, instituted or, to the Knowledge of the Company, threatened in connection with any of the Company Benefit Plans (other than routine claims for benefits) which would reasonably be expected, individually or in the aggregate, to result in a Company Materially Adverse Effect.

        (viii) Neither the Company nor any of its Subsidiaries maintains or contributes to any plan or arrangement which provides or has any liability to provide life insurance or medical or other welfare benefits to any employee, former employee, director or former director upon his retirement or termination of service, and neither the Company nor any of its Subsidiaries has ever represented, promised, or contracted (whether in oral or written form) to any employee, former employee, director or former director that such benefits would be provided.

          (ix) The Company and its Subsidiaries are in compliance in all material respects with the continuation coverage provisions of
               Section 601 et seq. of ERISA and Section 4980B of the Code.

     (l)  EMPLOYMENT AND LABOR MATTERS.

           (i) Section 3(l) of the Company Disclosure Schedule identifies all employees and consultants employed or engaged by the Company with an annual base salary or compensation rate of $80,000 or higher and sets forth each such individual's rate of pay or annual compensation, job title and date of hire. Except as set forth in
               Section 3(l) of the Company Disclosure Schedule, there are no employment, consulting, collective bargaining, severance pay, continuation pay, termination or indemnification agreements or other similar contracts of any nature (whether in writing or not) between the Company or any Subsidiary and any current or former stockholder, officer, director, employee, consultant, labor organization or other representative of any of the Company's or Subsidiary's employees, nor is any such contract presently being negotiated. Except as set forth in Section 3(l) of the Company Disclosure Schedule, no individual will accrue or receive additional benefits, service or accelerated rights to payments under any Benefit Plan or any of the agreements set forth in
               Section 3(l) of the Company Disclosure Schedule, including the right to receive any parachute payment, as defined in Section 280G of the Code, or become entitled to severance, termination allowance or similar payments as a result of the Merger that could result in the payment of any such benefits or payments. Neither the Company nor any Subsidiary is delinquent in payments to any of its employees or consultants for any wages, salaries, commissions, bonuses, benefits or other compensation for any services or otherwise arising under any policy, practice, agreement, plan, program or Law. Except as set forth in Section 3(l) of the Company Disclosure Schedule, neither the Company nor any Subsidiary is liable for any severance pay or other payments to any employee or former employee arising from the termination of employment, nor will the Company or any Subsidiary have any liability under any benefit or severance policy, practice, agreement, plan, or program which exists or arises, or may be deemed to exist or arise, under any applicable Law or otherwise, as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by the Company or any Subsidiary of any Persons employed by the Company or any Subsidiary on or prior to the Effective Time.

          (ii) Except as set forth in Section 3(l) of the Company Disclosure Schedule, none of the Company's or any Subsidiary's employment policies or practices is currently being audited or investigated by any Authority. Except as set forth in Section 3(l) of the
               Company Disclosure Schedule, there is no pending or, to the Knowledge of the Company, threatened Litigation, unfair labor practice charge, or other charge or inquiry against the Company or any Subsidiary brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of the Company's or Subsidiary's employee, or other individual or any Authority with respect to employment practices brought by or before any Authority. Except as set forth in Section 3(l) of the Company Disclosure Schedule, there are no controversies pending or threatened, between the Company or any of its Subsidiaries and any of their respective employees; neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by the Company or its Subsidiaries nor are there any activities or proceedings of any labor union to organize any such employees of the Company or any of its Subsidiaries; during the past five years there have been no strikes, slowdowns, work stoppages, disputes, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its Subsidiaries. Except as set forth in Section 3(l) of the Company Disclosure Schedule, there are no grievances pending or, to the Knowledge of the Company or any Subsidiary, threatened, which could reasonably be expected to have a Company Materially Adverse Effect. Neither the Company nor any Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation or other Order by, any Authority relating to employees or employment practices. The Company and each of its Subsidiaries are in compliance in all material respects with all applicable Laws, contracts, and policies relating to employment.

     (m) ENVIRONMENTAL MATTERS. Except as set forth in Section 3(m) of the Company Disclosure Schedule or except as would not reasonably be expected, individually or in the aggregate, to have a Company Materially Adverse Effect, (i) no Hazardous Materials are present at, on or under any real property currently or, to the Company's Knowledge, formerly owned, leased, or operated by the Company or any of its Subsidiaries to an extent or in a manner or condition now requiring investigation, response, corrective action, or other action, or, to the Company's Knowledge, that could result in liability of, or costs to, the Company or any of its Subsidiaries, under any Environmental Law, (ii) there is currently no civil, criminal, or administrative action, suit, demand, hearing, proceeding notice of violation, investigation, notice or demand letter, or request for information pending or to the knowledge of the Company, threatened, under any Environmental Law against the Company or any of its Subsidiaries, (iii) the Company and its Subsidiaries have not received any claims or notices alleging liability under any Environmental Law, and the Company has no knowledge of any circumstances that would reasonably be expected to result in such claims or notices, (iv) the Company and each of its Subsidiaries are currently in compliance, and within the period of applicable statutes of limitation have complied, with all, and, to the Company 's Knowledge, have no liability under any, applicable Environmental Laws, (v) the Company has not been notified about any property or facility currently or, to the Company's Knowledge as of the date hereof, formerly owned, leased, or operated by the Company or any of its Subsidiaries or any of their respective predecessors-in-interest, or at which Hazardous Materials of the Company or any of its Subsidiaries have been stored, treated, or disposed of is listed or proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System, both promulgated under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any comparable state or foreign list established under any Environmental Law, (vi) the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby will not affect the validity or require the transfer of any Environmental Permits held by the Company or any of its Subsidiaries, and will not require any notification, disclosure, registration, reporting, filing, investigation, remediation, or other action under any Environmental Law, (vii) no friable asbestos is present in, on, or at any property, facility or equipment of the Company or any of its Subsidiaries, (viii) there are no past or present events, conditions, activities, or practices which could reasonably be expected to prevent the Company and its Subsidiaries' compliance with any Environmental Law, or which would reasonably be expected to give rise to any liability of the Company or any of its Subsidiaries under any Environmental Law, (ix) no Lien has been asserted or recorded, or to the Knowledge of the Company and each of its Subsidiaries threatened, under any Environmental Law with respect to any assets, facility, inventory, or property currently owned, leased or operated by the Company or any of its Subsidiaries,
          (x) neither the Company nor any of its Subsidiaries has assumed by contract or agreement any liabilities or obligations arising under any Environmental Law including, without limitation, any such liabilities or obligations with respect to formerly owned, leased or operated real property or facilities, or former divisions or Subsidiaries, (xi) neither the Company nor any of its Subsidiaries has entered into or agreed to any Order by any judicial or administrative tribunal or agency and neither the Company nor any of its Subsidiaries is subject to any Order or agreement, in each case relating to compliance with any Environmental Law or requiring the Company or any of its Subsidiaries to conduct any investigation, response, corrective or other action with respect to any Hazardous Materials under any Environmental Law, and (xii) other than disclosed on Schedule 3(m) of the Company Disclosure Schedule there are no underground storage tanks or above-ground storage tanks or related piping at any real property owned, operated, or leased by the Company or any of its Subsidiaries, and any former such tanks and piping on any such property which have been removed or closed, have been removed or closed in accordance with applicable Environmental Laws.

          For purposes of this Agreement, the term "Environmental Laws" means the common law and all applicable federal, state, local, and foreign Laws, rules, regulations, codes, or Orders issued, promulgated, approved, or entered thereunder relating to pollution or protection of human health and safety or the environment (including, without limitation, ambient air, indoor air, surface water, ground water, land surface, subsurface strata, and natural resources such as wetlands, flora, fauna), including without limitation, Laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials. For purposes of this Agreement, the term "Hazardous Materials" means any pollutant, contaminant, toxic, hazardous or extremely hazardous substance, constituent or waste, or any other constituent, waste, chemical, compound, material or substance, including without limitation, petroleum or any petroleum product, including crude oil or any fraction thereof, subject to regulation by or that can give rise to liability under any Environmental Law. For purposes of this Agreement, the term "Environmental Permit" means any permit, license, approval, consent, or other authorization provided or issued by any government or regulatory Authority pursuant to an Environmental Law.

          The Company has made available to the Parent all records and files, including, but not limited to, all assessments, reports, studies, audits, analyses, tests, and data in the possession or control of the Company or any of its Subsidiaries relating to the existence of Hazardous Materials at facilities or properties currently or formerly owned, operated, leased or used by the Company or any of its Subsidiaries or in any way concerning compliance by the Company and any of its Subsidiaries with, or liability of any of them, under, any Environmental Law.

     (n) TAKEOVER STATUTES. The Board of Directors of the Company has taken all appropriate and necessary actions such that Parent and the Merger Sub will not be prohibited from entering into a "business combination" with the Company as an "interested stockholder" (in each case as such term is used in Section 48-103-205 of the Tennessee Business Combination Act) as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. No other "fair price," "moratorium," "control share acquisition," or other similar anti-takeover statute or regulation as in effect on the date hereof is applicable to the Company, the Company Shares, the Merger, or the other transactions contemplated by this Agreement. No takeover statute or similar Law and no provision of the Charter or bylaws, or other organizational documents or governing instruments of the Company or any of its Subsidiaries or any material agreement to which any of them is a party (a) would or would purport to impose restrictions which might adversely affect or delay the consummation of the transactions contemplated by this Agreement, or (b) as a result of the consummation of the transactions contemplated by this Agreement, or the acquisition of securities of the Company or the Surviving Corporation by Parent or Merger Sub (i) would or would purport to restrict or impair the ability of Parent to vote or otherwise exercise the rights of a Stockholder with respect to securities of the Company or any of its Subsidiaries that may be acquired or controlled by Parent or (ii) would or would purport to entitle any Person to acquire securities of the Company or the Parent (except for the Parent Shares issued as Merger Consideration in accordance with Section 2 hereof).

     (o) TAX MATTERS. With respect to Taxes except as set forth in Section 3(o) of the Company Disclosure Schedule:

           (i) To the best Knowledge of the Company, the Company has filed, within the time and in the manner prescribed by Law, all returns, declarations, reports, estimates, information returns, and statements (the "Returns") required to be filed under applicable Law, and all such Returns are true, correct, and complete. The Company has within the time and in the manner prescribed by Law, paid all Taxes that are due and payable with respect to it and its consolidated group. The Company has established on the balance sheet dated as of the Most Recent Fiscal Quarter End reserves, charges, and accruals that are adequate for the payment of all Taxes not yet due and payable that are attributable to periods ending on such date. There are no Liens for Taxes upon the assets of the Company except for Liens for Taxes not yet delinquent.

          (ii) To the best Knowledge of the Company, no action, suit, proceeding, investigation, claim or audit has formally commenced and no written notice has been given that such audit or other proceeding is pending or threatened with respect to the Company or any of its Subsidiaries or any group of corporations of which any of the Company and its Subsidiaries has been a member in respect of any Taxes, and all deficiencies proposed as a result of such actions, suits, proceedings, investigations, claims or audits have been paid, reserved against or settled. There are no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Tax or Return that have been requested or given by or that relate to the Company.

         (iii) The Company and, if applicable, its agents and contracted service providers, have complied in all respects with all applicable Laws relating to the payment and withholding of Taxes and have, within the time and in the manner prescribed by applicable Law, withheld, collected, and paid over to the proper Authority all amounts required to be so withheld, collected, and paid over under all applicable Laws.

          (iv) The Company and its Subsidiaries have not made any payments, are not obligated to make any payments, and are not a party to any agreements that under any circumstances could obligate any of them to make any payments, that will not be deductible under
               Section 280G of the Code. Neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code. None of the Company and its Subsidiaries will be required to include any material amount in taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of a change in the method of accounting for a taxable period ending prior to the Closing Date, any "closing agreement" as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign Tax Laws) entered into prior to the Closing Date, any sale reported on the installment method that occurred prior to the Closing Date, or any taxable income attributable to any amount that is economically accrued prior to the Closing Date.

     (p) INSURANCE; BONDS. Section 3(p) of the Company Disclosure Schedule contains a list of, and the Parent has been furnished true and complete copies of, all material insurance policies and fidelity bonds covering the Company's assets, business, properties, operations, employees, officers, and directors, and other matters for which the Company carries insurance. Section 3(p) of the Company Disclosure Schedule describes any self-insurance arrangement by or affecting the Company, including any reserves established thereunder, covering any years in which there are outstanding claims (the earliest of such years referred to as the "Company Base Year"). Except as set forth in
          Section 3(p) of the Company Disclosure Schedule, there is no claim by any insured pending under any of such policies or bonds as to which coverage has been questioned, denied, or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid, and the Company is otherwise in full compliance with the terms and conditions of all such policies and bonds. As to all claims that might be covered by such policies or bonds, the Company has promptly and within any prescribed time period notified the insuring or bonding party in the proper manner. Except for claims listed on Section 3(p) of the Company Disclosure Schedule, there have been no notices given to the insurer of any claims that may be insured by insurer. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect continuously since the beginning of the Company Base Year, and remain in full force and effect. Such policies of insurance and bonds are of the type and in amounts customarily carried by Persons conducting similar businesses and do not exclude coverage for punitive damages. Except as set forth in Section 3(p) of the Company Disclosure Schedule, there is no threatened termination of, or premium increase with respect to, any of such policies or bonds.

     (q) COMPLIANCE. The Company and each of its Subsidiaries are in compliance with, and are not in default or violation of, (i) its Charter and bylaws or the equivalent organizational documents of such Subsidiary,
          (ii) any Law or Order by which any of their respective assets or properties are bound or affected, and (iii) the terms of all notes, bonds, mortgages, indentures, contracts, permits, franchises and other instruments or obligations to which any of them is a party or by which any of them or any of their respective assets or properties is bound or affected, except, in the case of clauses (ii) and (iii), for any such failures of compliance, defaults and violations which could not, individually or in the aggregate, reasonably be expected to have a Company Materially Adverse Effect. The Company and its Subsidiaries are in compliance with the terms of all approvals of Authorities, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Company Materially Adverse Effect. Except as set forth in Section 3(q) of the Company Disclosure Schedule or as could not, individually or in the aggregate, reasonably be expected to have a Company Materially Adverse Effect, neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any license, permit, consent, or approval of any Authority that is material to the Company or any of its Subsidiaries.

     (r) ABSENCE OF LITIGATION. Except as described in Section 3(r) of the Company Disclosure Schedule or expressly described in the Company Public Reports filed and publicly available prior to the date hereof, there is no Litigation pending on behalf of or against or, to the Knowledge of the Company, threatened against the Company, any of its Subsidiaries, or any of their respective properties or rights, before or subject to any court or governmental Authority which could, individually or in the aggregate, reasonably be expected to have a Company Materially Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to any outstanding Litigation or Order which, individually or in the aggregate, has had or could reasonably be expected to have a Company Materially Adverse Effect.

     (s) TITLE TO ASSETS. Except as described in Section 3(s) of the Company Disclosure Schedule, the Company and each of its Subsidiaries has good and marketable title to all of their real or personal properties (whether owned or leased) and assets, free and clear of all Liens other than Liens which are reflected on the Company's consolidated balance sheet filed in its Form 10-Q for the Most Recent Fiscal Quarter End.

     (t)  POOLING; TAX MATTERS.

           (i) The Company intends that the Merger be accounted for under the "pooling of interests" method under the requirements of Opinion No. 16 (Business Combinations) of the Accounting Principles Board of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the regulations of the SEC.

          (ii) To the Knowledge of the Company, neither the Company nor any of its Affiliates has taken or agreed to take any action, failed to take any action or is aware of any fact or circumstance that would prevent (i) the Merger from being treated for financial accounting purposes as a "pooling of interests" in accordance with GAAP and the regulations of the SEC; provided, that the sale of Company Shares described in Section 5(i) are taken; or (ii) the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

         (iii) Assuming the issuance of Company Shares described in Section 5(i), the Company has no Knowledge of any reason why it may not receive a letter from its independent accountants dated as of the Closing Date and addressed to the Company in which such accountants will concur with the Company's management's conclusion that no conditions exist related to the Company that would preclude Parent from accounting for the Merger as a "pooling of interests."

          (iv) Section 3(t) of the Company Disclosure Schedule contains a true and complete list of all Persons who, to the Knowledge of the Company, may be deemed to be Affiliates of the Company, excluding all of its Subsidiaries but including all directors and executive officers of the Company.

     (u) OPINION OF FINANCIAL ADVISOR. The Company has no knowledge of any reason why it may not receive the written opinion of Merrill Lynch & Co. to the effect that, in its opinion, as of the date hereof, the Merger Consideration is fair to the holders of the Company Shares from a financial point of view. The aggregate fees and expenses paid or to be paid to Merrill Lynch & Co. shall not exceed $500,000.

     (v) MATERIAL AGREEMENTS. Except as described on Section 3(v) of the Company Disclosure Schedule, there are no agreements of the Company or its Subsidiaries (i) containing an unexpired covenant not to compete or similar restriction applying to the Company or any of its Subsidiaries; (ii) providing for interest rate, currency, or commodity hedging, swap or similar derivative transactions to which the Company or its Subsidiaries is a party; (iii) providing for payment based on revenues, sales or profits; (iv) between the Company or any of its Subsidiaries, on the one hand, and any Affiliate of the Company, on the other hand; (v) which, if terminated by the Company upon not more than 30 days' notice would result in liability to the Company of more than $1 million; or (vi) that would be required to be filed and have not been filed as an exhibit to a Form 10-K filed by the Company with the SEC as of the date of this Agreement (collectively, the "Company Material Agreements"). Assuming each Company Material Agreement constitutes a valid and binding obligation of each other Party thereto, each Company Material Agreement is a valid and binding obligation of the Company or the applicable Subsidiary, as the case may be. To the Company's Knowledge, each Company Material Agreement is a valid and binding obligation of each other Party thereto, and each such Company Material Agreement is in full force and effect. To the Knowledge of the Company, there are no existing defaults (or circumstances or events that, with the giving of notice or lapse of time or both would become defaults) of the Company, any Subsidiary, or any third party under any of the Company Material Agreements.

     (w)  INTELLECTUAL PROPERTY.

           (i) Except as would not, individually and in the aggregate, have a Company Materially Adverse Effect, (i) the Company and each of its Subsidiaries owns, has the right to acquire or is licensed or otherwise has the right to use (in each case, clear of any Liens of any kind), all Intellectual Property used in or necessary for the conduct of its business as currently conducted, (ii) no claims are pending or, to the Knowledge of the Company, threatened that the Company or any of its Subsidiaries is infringing on or otherwise violating the rights of any Person with regard to any Intellectual Property and (iii) to the Knowledge of the Company, no Person is infringing on or otherwise violating any right of the Company or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or its Subsidiaries.

          (ii) Section 3(w) of the Company Disclosure Schedule sets forth, as of the date hereof, a true and complete list of all Intellectual Property of the Company and each of its Subsidiaries, the loss or impairment of which would cause a Company Materially Adverse Effect.

         (iii) For purposes of this Agreement, "Intellectual Property" shall mean patents, copyrights, trademarks (registered or unregistered), service marks, brand names, trade dress, trade names, computer software programs and applications (including imbedded software), the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing; and trade secrets and rights in any jurisdiction to limit the use or disclosure thereof by any person.

4. REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE MERGER SUB. Except as set forth in the disclosure schedule prepared by the Parent and attached as
     Exhibit I (the "Parent Disclosure Schedule"), which is arranged to correspond to the numbered and lettered paragraphs contained in the applicable sections of this Agreement, each of the Parent and the Merger Sub represents and warrants to the Company as follows:

     (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. Each of Parent and Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.
          Section 4(a) of the Parent Disclosure Schedule sets forth, as of the date hereof, a true and complete list of all of the Parent's directly and indirectly owned Subsidiaries, together with the jurisdiction of incorporation or organization of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock or other equity or other interest owned by the Parent or another Subsidiary of the Parent. Except as set forth in Section 4(a) of the Parent Disclosure Schedule, neither the Parent nor any of its Subsidiaries owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, directly or indirectly, any equity or similar interest in, any Person. Each of the Parent and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a materially adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Parent and its Subsidiaries taken as a whole (a "Parent Materially Adverse Effect"). Each of the Parent and all of its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Parent has heretofore furnished to the Company a true and complete copy of each of its and each of its Subsidiaries' Charter and bylaws or equivalent organizational documents, as amended or restated to the date hereof. Such Charter and bylaws and equivalent organizational documents of the Parent and each of its Subsidiaries are in full force and effect, and no other organizational documents are applicable to or binding upon the Parent or its Subsidiaries.

     (b)  CAPITALIZATION.

           (i) The entire authorized capital stock of the Parent consists of 150,000,000 Parent Shares and 1,000,000 shares of Parent's preferred stock par value $.01 per share. As of the date hereof,
               (i) 63,260,791 Parent Shares were issued and outstanding and zero shares of Parent's preferred stock were issued and outstanding;
               (ii) 2,917,850 Parent Shares were held in the treasury of Parent;
               (iii) no Parent Shares were held by any Subsidiary of Parent; and
               (iv) 5,341,652 Parent Shares were duly reserved for future issuance pursuant to employee and director stock options granted pursuant to the Parent's three stock option plans (the "Parent Stock Option Plans"), of which 5,001,102 represented Parent Shares reserved for options that had been granted prior to the date hereof (the "Outstanding Parent Stock Options").

          (ii) None of the outstanding Parent Shares are subject to, nor were they issued in violation of any, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right. Except as set forth above and in Section 4(b) of the Parent Disclosure Schedule, no shares of voting or non-voting capital stock, other equity interests, or other voting securities of the Parent were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Parent are, and all shares which may be issued upon the exercise of stock options and similar purchase rights will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to any kind of preemptive (or similar) rights. There are no bonds, debentures, notes or other indebtedness of the Parent with voting rights (or convertible into, or exchangeable for, securities with voting rights) on any matters on which stockholders of the Parent may vote.

         (iii) All of the outstanding shares of capital stock of each of the Parent's Subsidiaries have been duly authorized, validly issued, fully paid and nonassessable, are not subject to, and were not issued in violation of, any preemptive (or similar) rights, and are owned, of record and beneficially, by the Parent or one of its direct or indirect Subsidiaries, free and clear of all Liens whatsoever. Except as set forth in Section 4(b) of the Parent Disclosure Schedule, there are no restrictions of any kind which prevent the payment of dividends by any of the Parent 's Subsidiaries, and neither the Parent nor any of its Subsidiaries is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan or capital contribution) to or in any Person.

          (iv) Except as described in Section 4(b) of the Parent Disclosure Schedule, there are no outstanding securities, options, warrants, calls, rights, convertible or exchangeable securities, commitments, agreements, arrangements or undertakings of any kind (contingent or otherwise) to which the Parent or any of its Subsidiaries is a party or by which any of them is bound obligating the Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Parent or of any of its Subsidiaries or obligating the Parent or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock (or options or warrants to acquire any such shares) of the Parent or its Subsidiaries. Except as described in Section 4(b) of the Parent Disclosure Schedule, as of the date hereof, there are no stock-appreciation rights, stock-based performance units, "phantom" stock rights or other agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance, stock price performance or other attribute of the Parent or any of its Subsidiaries or assets or calculated in accordance therewith (other than ordinary course payments or commissions to sales representatives of the Parent based upon revenues generated by them without augmentation as a result of the transactions contemplated hereby) or to cause the Parent or any of its Subsidiaries to file a registration statement under the Securities Act, or which otherwise relate to the registration of any securities of the Parent. Except as set forth in Section 4(b) of the Parent Disclosure Schedule, there are no voting trusts, proxies or other agreements, commitments or understandings of any character to which the Parent or any of its Subsidiaries or, to the Knowledge of the Parent, any of the Parent 's stockholders is a party or by which any of them is bound with respect to the issuance, holding, acquisition, voting or disposition of any shares of capital stock of the Parent or any of its Subsidiaries.

     (c) AUTHORIZATION OF TRANSACTION. Each of the Parent and the Merger Sub has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that the Parent cannot consummate the Merger unless and until it receives the Requisite Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of each of the Parent and the Merger Sub, enforceable in accordance with its terms and conditions.

     (d) NONCONTRAVENTION. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any Law or other restriction of any Authority to which either the Parent or the Merger Sub is subject or any provision of the Charter or bylaws of either the Parent or the Merger Sub or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which either the Parent or the Merger Sub is a party or by which either is bound or to which any of their assets is subject (or result in the imposition of any Lien upon any of its assets), except in each case as set forth in Section 4(d) of the Parent Disclosure Schedule or as would not reasonably be expected, individually or in the aggregate, to have a Parent Materially Adverse Effect (including by reason of any cross-default). Other than in connection with the provisions of the Hart-Scott-Rodino Act, the Tennessee Business Corporation Act, the Tennessee Business Combination Act, the Nevada General Corporation Law, the Securities Exchange Act, the Securities Act, state securities laws, and the rules and regulations of The Nasdaq Stock Market, neither the Parent nor any of its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Authority in order for the Parties to consummate the transactions contemplated by this Agreement.

     (e) PARENT PUBLIC REPORTS. The Parent has filed all forms, reports, schedules, statements, and documents required to be filed by it with the SEC since January 1, 1998 (collectively, the "Parent Public Reports"). Each of the Parent Public Reports has complied with the Securities Act and the Securities Exchange Act in all material respects. None of the Parent Public Reports, as of their respective dates (or if amended or superseded, at the time of such subsequent filing), contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Parent has delivered to the Company a correct and complete copy of each Parent Public Report (together with all exhibits and schedules thereto and as amended to date).

     (f) FINANCIAL STATEMENTS. Each of the audited and unaudited financial statements included in or incorporated by reference into the Parent Public Reports (including the related notes and schedules) (i) complied in all material respects with applicable requirements of the SEC with respect thereto; (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby; and (iii) present fairly the financial condition of the Parent and its Subsidiaries as of the indicated dates and the results of operations of the Parent and its Subsidiaries for the indicated periods, provided, however, that the interim statements are subject to normal and recurring year-end adjustments that have not been and to the Parent's Knowledge will not be material.

     (g) EVENTS SUBSEQUENT TO MOST RECENT FISCAL QUARTER END. Since the Most Recent Fiscal Quarter End, there has not been any event, circumstance, act, or omission that has resulted in, or reasonably would be expected to result in, a Parent Materially Adverse Effect.

     (h) UNDISCLOSED LIABILITIES. Neither the Parent nor any of its Subsidiaries has liabilities or obligations of any nature, (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes, which individually or in the aggregate would reasonably be expected to have a Parent Materially Adverse Effect, except for (i) liabilities set forth on the face of the balance sheet dated as of the Most Recent Fiscal Quarter End (rather than in any notes thereto) and filed in the Parent Public Reports; (ii) liabilities or obligations which have arisen after the Most Recent Fiscal Quarter End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of Law); and (iii) liabilities or obligations set forth in Section 4(h) of the Parent Disclosure Schedule.

      (i) BROKERS' FEES. Neither the Parent nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Company could become liable or obligated.

     (j) DISCLOSURE. None of the information supplied by the Parent for inclusion in the Registration Statement or any amendment or supplement thereto, shall, at the time such document is filed, at the time amended or supplemented and at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied by the Parent for inclusion in the Definitive Proxy Materials shall, on the date such materials are first mailed to the stockholders of the Company and Parent, at the time of the Special Meetings, and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the Special Meetings which has become false or misleading. If at any time prior to the Effective Time any event relating to the Parent or any of its respective Affiliates, officers or directors should be discovered by the Parent which should be set forth in an amendment or supplement to the Registration Statement or an amendment or supplement to the Definitive Proxy Materials, the Parent shall promptly inform Company and Merger Sub. The Definitive Proxy Materials shall comply in all material respects as to form and substance with the requirements of the Exchange Act and the regulations promulgated thereunder. Notwithstanding the foregoing, the Parent makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in the Registration Statement or Definitive Proxy Materials.

     (k)  EMPLOYEE BENEFIT PLANS.

           (i) Section 4(k) of the Parent Disclosure Schedule includes a complete list of all Parent Benefit Plans.

          (ii) With respect to each Parent Benefit Plan, the Parent shall provide prior to the Closing a true, correct and complete copy of: (i) all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the IRS, if any.

         (iii) The Parent and each of its Subsidiaries has complied, and is now in compliance in all material respects with, all provisions of ERISA, the Code, and all Laws applicable to the Parent Benefit Plans. With respect to each Parent Benefit Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code, the IRS has issued a favorable determination letter, and to the Knowledge of the Parent nothing has occurred at the date hereof that reasonably would be expected to cause the loss of such qualification.

          (iv) All contributions required to be made to any Parent Benefit Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Parent Benefit Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected in the financial statements of the Parent included in the Parent Public Reports to the extent required under GAAP.

          (v) With respect to each Parent Benefit Plan which is subject to Title IV or Section 302 of ERISA or Section 412 of the Code maintained or contributed to (or required to be contributed to) by the Parent, any of its Subsidiaries or any ERISA Affiliate (as hereinafter defined), (i) there does not now exist, nor do any circumstances exist that could result in, any liability of the Parent or any of its Subsidiaries under Title IV of ERISA (other than for the payment of premiums, all of which have been paid when due), (ii) neither the Parent nor any of its Subsidiaries has incurred any accumulated funding deficiency within the meaning of Section 302 of ERISA or Section 412 of the Code (whether or not waived) and there has been no waiver or application for a waiver of any minimum funding standard or extension of any amortization period under Section 412 of the Code or Part 3 of Subtitle B of Title I of ERISA, (iii) no "reportable event" (as such term is defined in Section 4043 of ERISA and the regulations thereunder) has occurred or is expected to occur, (iv) no notice of intent to terminate has been filed with the Pension Benefit Guaranty Corporation, (v) the Pension Benefit Guaranty Corporation has not instituted any proceedings to terminate the plan or to appoint a trustee to administer the plan, and (vi) there has been no event requiring disclosure under
               Section 4063(a) of ERISA. For purposes of this Section 4(k), the term "ERISA Affiliate" shall mean any business or entity (whether or not incorporated) which is a member of the same "controlled group of corporations," under "common control," or an "affiliated service group" with the Parent or any of its Subsidiaries within the meaning of Section 414(b), (c) or (m) of the Code, or is under "common control" with the Parent or any of its Subsidiaries within the meaning of Section 4001(a)(14) of ERISA.

          (vi) Neither the Parent nor any of its Subsidiaries nor any ERISA Affiliate has been required to contribute to, or incurred any withdrawal liability (within the meaning of Section 4201 of ERISA) with respect to any plan which is a multiemployer plan as defined in Section 3(37) of ERISA. Neither the Parent nor any of its Subsidiaries nor any ERISA Affiliate has completely or partially withdrawn from any Multiemployer Plan. No Multiemployer Plan as to which the Parent, any of its Subsidiaries or any ERISA Affiliate is required to contribute is in reorganization within the meaning of Part 3 of Subtitle E of Title IV of ERISA. The Parent shall deliver to the Company, prior to the Closing, a schedule showing the contributions of the Parent, any of its Subsidiaries, and any ERISA Affiliates to each of the Multiemployer Plans for the most recent five plan years.

         (vii) There are no pending actions, claims or lawsuits which have been asserted, instituted or, to the Knowledge of the Parent, threatened in connection with any of the Parent Benefit Plans (other than routine claims for benefits) which reasonably would be expected, individually or in the aggregate, to result in a Parent Materially Adverse Effect.

        (viii) Neither the Parent nor any of its Subsidiaries maintains or contributes to any plan or arrangement which provides or has any liability to provide life insurance or medical or other welfare benefits to any employee, former employee, director or former director upon his retirement or termination of service, and neither the Parent nor any of its Subsidiaries has ever represented, promised, or contracted (whether in oral or written form) to any employee, former employee, director or former director that such benefits would be provided.

          (ix) The Parent and its Subsidiaries are in compliance in all material respects with the continuation coverage provisions of Section 601 et seq. of ERISA and Section 4980B of the Code.

     (l)  EMPLOYMENT AND LABOR MATTERS.

           (i) Except as set forth in Section 4(l) of the Parent Disclosure Schedule, there are no employment, consulting, collective bargaining, severance pay, continuation pay, termination or indemnification agreements or other similar contracts of any nature (whether in writing or not) between the Parent or any Subsidiary and any current or former stockholder, officer, director, employee, consultant, labor organization or other representative of any of the Parent's or Subsidiary's employees, nor is any such contract presently being negotiated. Except as set forth in Section 4(l) of the Parent Disclosure Schedule, no individual will accrue or receive additional benefits, service or accelerated rights to payments under any Benefit Plan or any of the agreements set forth in Section 4(l) of the Parent Disclosure Schedule, including the right to receive any parachute payment, as defined in Section 280G of the Code, or become entitled to severance, termination allowance or similar payments as a result of the Merger that could result in the payment of any such benefits or payments. Neither the Parent nor any Subsidiary is delinquent in payments to any of its employees or consultants for any wages, salaries, commissions, bonuses, benefits or other compensation for any services or otherwise arising under any policy, practice, agreement, plan, program or Law. Except as set forth in Section 4(l) of the Parent Disclosure Schedule, neither the Parent nor any Subsidiary is liable for any severance pay or other payments to any employee or former employee arising from the termination of employment, nor will the Parent or any Subsidiary have any liability under any benefit or severance policy, practice, agreement, plan, or program which exists or arises, or may be deemed to exist or arise, under any applicable Law or otherwise, as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by the Parent or any Subsidiary of any Persons employed by the Parent or any Subsidiary on or prior to the Effective Time.

          (ii) Except as set forth in Section 4(l) of the Parent Disclosure Schedule, none of the Parent's or any Subsidiary's employment policies or practices is currently being audited or investigated by any Authority. Except as set forth in Section 4(l) of the Parent Disclosure Schedule, there is no pending or, to the

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
               Knowledge of the Parent, threatened Litigation, unfair labor practice charge, or other charge or inquiry against the Parent or any Subsidiary brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of the Parent 's or Subsidiary's employee, or other individual or any Authority with respect to employment practices brought by or before any
               Authority. Except as set forth in Section 4(l) of the Parent Disclosure Schedule, there are no controversies pending or threatened, between the Parent or any of its Subsidiaries and any of their respective employees; neither the Parent nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by the Parent or its Subsidiaries nor are there any activities or proceedings of any labor union to organize any such employees of the Parent or any of its Subsidiaries; during the past five years there have been no strikes, slowdowns, work stoppages, disputes, lockouts, or threats thereof, by or with respect to any employees of the Parent or any of its Subsidiaries. Except as set forth in
               Section 4(l) of the Parent Disclosure Schedule, there are no grievances pending or, to the Knowledge of the Parent or any Subsidiary, threatened, which could reasonably be expected to have a Parent Materially Adverse Effect. Neither the Parent nor any Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation or other Order by, any Authority relating to employees or employment practices. The Parent and each of its Subsidiaries are in compliance in all material respects with all applicable Laws, contracts, and policies relating to employment.

     (m) ENVIRONMENTAL MATTERS. Except as set forth in Section 4(m) of the Parent Disclosure Schedule or except as would not reasonably be expected, individually or in the aggregate, to have a Parent Materially Adverse Effect, (i) no Hazardous Materials are present at, on or under any real property currently or, to the Parent's Knowledge, formerly owned, leased, or operated by the Parent or any of its Subsidiaries to an extent or in a manner or condition now requiring investigation, response, corrective action, or other action, or, to the Parent's Knowledge, that could result in liability of, or costs to, the Parent or any of its Subsidiaries, under any Environmental Law; (ii) there is currently no civil, criminal, or administrative action, suit, demand, hearing, proceeding notice of violation, investigation, notice or demand letter, or request for information pending or to the Knowledge of the Parent, threatened, under any Environmental Law against the Parent or any of its Subsidiaries, (iii) the Parent and its Subsidiaries have not received any claims or notices alleging liability under any Environmental Law, and the Parent has no Knowledge of any circumstances that would reasonably be expected to result in such claims or notices, (iv) the Parent and each of its Subsidiaries are currently in compliance, and within the period of applicable statutes of limitation have complied, with all, and, to the Parent's Knowledge, have no liability under any, applicable

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
          Environmental Laws, (v) the Parent has not been notified about any property or facility currently or, to the Parent's Knowledge as of the date hereof, formerly owned, leased, or operated by the Parent or any of its Subsidiaries or any of their respective predecessors-in-interest, or at which Hazardous Materials of the Parent or any of its Subsidiaries have been stored, treated, or disposed of is listed or proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System, both promulgated under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any comparable state or foreign list established under any Environmental Law, (vi) the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby will not affect the validity or require the transfer of any Environmental Permits held by the Parent or any of its Subsidiaries, and will not require any notification, disclosure, registration, reporting, filing, investigation, remediation, or other action under any Environmental Law, (vii) no friable asbestos is present in, on, or at any property, facility or equipment of the Parent or any of its Subsidiaries, (viii) there are no past or present events, conditions, activities, or practices which could reasonably be expected to prevent the Parent and its Subsidiaries' compliance with any Environmental Law, or which would reasonably be expected to give rise to any liability of the Parent or any of its Subsidiaries under any Environmental Law, (ix) no Lien has been asserted or recorded, or to the Knowledge of the Parent and each of its Subsidiaries threatened, under any Environmental Law with respect to any assets, facility, inventory, or property currently owned, leased or operated by the Parent or any of its Subsidiaries,
          (x) neither the Parent nor any of its Subsidiaries has assumed by contract or agreement any liabilities or obligations arising under any Environmental Law including, without limitation, any such liabilities or obligations with respect to formerly owned, leased or operated real property or facilities, or former divisions or Subsidiaries, (xi) neither the Parent nor any of its Subsidiaries has entered into or agreed to any judgment, decree or Order by any judicial or administrative tribunal or agency and neither the Parent nor any of its Subsidiaries is subject to any judgment, decree, Order, or agreement, in each case relating to compliance with any Environmental Law or requiring the Parent or any of its Subsidiaries to conduct any investigation, response, corrective or other action with respect to any Hazardous Materials under any Environmental Law, and (xii) other than disclosed on Schedule 4(m) of the Parent Disclosure Schedule there are no underground storage tanks or above-ground storage tanks or related piping at any real property owned, operated, or leased by the Parent or any of its Subsidiaries, and any former such tanks and piping on any such property which have been removed or closed, have been removed or closed in accordance with applicable Environmental Laws.

          The Parent has made available to the Company all records and files, including, but not limited to, all assessments, reports, studies, audits, analyses, tests, and data in the possession or control of the Parent or any of its Subsidiaries relating to the existence of

          Hazardous Materials at facilities or properties currently or formerly owned, operated, leased or used by the Parent or any of its Subsidiaries or in any way concerning compliance by the Parent and any of its Subsidiaries with, or liability of any of them, under, any Environmental Law.

     (n) MATERIAL AGREEMENTS. Except as described in Section 4(n) of the Parent Disclosure Schedule, there are no agreements of the Parent or its Subsidiaries (i) containing an unexpired covenant not to compete or similar restriction applying to the Parent or any of its Subsidiaries;
          (ii) providing for interest rate, currency, or commodity hedging, swap or similar derivative transactions to which the Parent or its Subsidiaries is a party; (iii) providing for payment based on revenues, sales or profits; (iv) between the Parent or any of its Subsidiaries, on the one hand, and any Affiliate of the Parent, on the other hand; (v) which, if terminated by the Parent upon not more than 30 days' notice would result in liability to the Parent of more than $1 million; or (vi) that would be required to be filed and have not been filed as an exhibit to a Form 10-K filed by the Parent with the SEC as of the date of this Agreement (collectively, the "Parent Material Agreements"). Assuming each Parent Material Agreement constitutes a valid and binding obligation of each other party thereto, each Parent Material Agreement is a valid and binding obligation of the Parent or the applicable Subsidiary, as the case may be. To the Parent's Knowledge, each Parent Material Agreement is a valid and binding obligation of each other party thereto, and each such Parent Material Agreement is in full force and effect. To the Knowledge of the Parent, there are no existing defaults (or circumstances or events that, with the giving of notice or lapse of time or both would become defaults) of the Parent, any Subsidiary, or any third party under any of the Parent Material Agreements.

     (O) TAX MATTERS. With respect to Taxes except as set forth in Section 4(o) of the Parent Disclosure Schedule:

           (i) To the best Knowledge of the Parent, the Parent has filed, within the time and in the manner prescribed by Law, all Returns required to be filed under applicable Law, and all such Returns are true, correct, and complete. The Parent has within the time and in the manner prescribed by Law, paid all Taxes that are due and payable with respect to it and its consolidated group. The Parent has established on the balance sheet dated as of the Most Recent Fiscal Quarter End reserves, charges, and accruals that are adequate for the payment of all Taxes not yet due and payable that are attributable to periods ending on such date. There are no Liens for Taxes upon the assets of the Parent or the Merger Sub, except for Liens for Taxes not yet delinquent.

          (ii) To the best Knowledge of the Parent, no action, suit, proceeding, investigation, claim or audit has formally commenced and no written notice has been given that such audit or other proceeding is pending or threatened with respect to the Parent or any of its

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
               Subsidiaries or any group of corporations of which any of the Parent and its Subsidiaries has been a member in respect of any Taxes, and all deficiencies proposed as a result of such actions, suits, proceedings, investigations, claims or audits have been paid, reserved against or settled. There are no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Tax or Return that have been requested or given by or that relate to the Parent.

         (iii) The Parent and, if applicable, its agents and contracted service providers, have complied in all respects with all applicable Laws relating to the payment and withholding of Taxes and have, within the time and in the manner prescribed by applicable Law, withheld, collected, and paid over to the proper Authority all amounts required to be so withheld, collected, and paid over under all applicable Laws.

          (iv) The Parent and its Subsidiaries have not made any payments, are not obligated to make any payments, and are not a party to any agreements that under any circumstances could obligate any of them to make any payments, that will not be deductible under
               Section 280G of the Code. Neither the Parent nor any of its Subsidiaries has made an election under Section 341(f) of the Code. None of the Parent and its Subsidiaries will be required to include any material amount in taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of a change in the method of accounting for a taxable period ending prior to the Closing Date, any "closing agreement" as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign Tax Laws) entered into prior to the Closing Date, any sale reported on the installment method that occurred prior to the Closing Date, or any taxable income attributable to any amount that is economically accrued prior to the Closing Date.

     (p) INSURANCE; BONDS. Section 4(p) of the Parent Disclosure Schedule contains a list of, and the Company has been furnished true and complete copies of, all material insurance policies and fidelity bonds covering the Parent's assets, business, properties, operations, employees, officers, and directors, and other matters for which the Parent carries insurance. Section 4(p) of the Parent Disclosure Schedule describes any self-insurance arrangement by or affecting the Parent, including any reserves established thereunder, covering any years in which there are outstanding claims (the earliest of such years referred to as the "Parent Base Year"). Except as set forth in
          Section 4(p) of the Parent Disclosure Schedule, there is no claim by any insured pending under any of such policies or bonds as to which coverage has been questioned, denied, or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid, and the Parent is otherwise in full compliance with the terms and conditions of all such policies and bonds. As to all claims that might be covered by such policies or bonds, the Parent has promptly and within any prescribed time period notified the insuring or bonding party in the proper manner. Except for claims listed on Section 4(p) of the Parent Disclosure Schedule, there have been no notices given to the insurer of any claims that may be insured by insurer. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect continuously since the beginning of the Parent Base Year, and remain in full force and effect. Such policies of insurance and bonds are of the type and in amounts customarily carried by Persons conducting similar businesses and do not exclude coverage for punitive damages. Except as set forth in Section 4(p) of the Parent Disclosure Schedule, there is no threatened termination of, or premium increase with respect to, any of such policies or bonds.

     (q) COMPLIANCE. The Parent and each of its Subsidiaries are in compliance with, and are not in default or violation of, (i) its Charter and bylaws or the equivalent organizational documents of such Subsidiary,
          (ii) any Law or Order by which any of their respective assets or properties are bound or affected, and (iii) the terms of all notes, bonds, mortgages, indentures, contracts, permits, franchises and other instruments or obligations to which any of them is a party or by which any of them or any of their respective assets or properties is bound or affected, except, in the case of clauses (ii) and (iii), for any such failures of compliance, defaults and violations which could not, individually or in the aggregate, reasonably be expected to have a Parent Materially Adverse Effect. The Parent and its Subsidiaries are in compliance with the terms of all approvals of Authorities, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Parent Materially Adverse Effect. Except as set forth in Section 4(q) of the Parent Disclosure Schedule or as could not, individually or in the aggregate, reasonably be expected to have a Parent Materially Adverse Effect, neither the Parent nor any of its Subsidiaries has received notice of any revocation or modification of any license, permit, consent, or approval of any Authority that is material to the Parent or any of its Subsidiaries.

     (r) ABSENCE OF LITIGATION. Except as described in Section 4(r) of the Parent Disclosure Schedule or expressly described in the Parent Public Reports filed and publicly available prior to the date hereof, there is no Litigation pending on behalf of or against or, to the Knowledge of the Parent, threatened against the Parent, any of its Subsidiaries, or any of their respective properties or rights, before or subject to any court or governmental Authority which could, individually or in the aggregate, reasonably be expected to have a Parent Materially Adverse Effect. Neither the Parent nor any of its Subsidiaries is subject to any outstanding Litigation or Order which, individually or in the aggregate, has had or could reasonably be expected to have a Parent Materially Adverse Effect.

     (s) TITLE TO ASSETS. Except as described in Section 4(s) of the Parent Disclosure Schedule, the Parent and each of its Subsidiaries has good and marketable title to all of their real or personal properties

          (whether owned or leased) and assets, free and clear of all Liens other than Liens which are reflected on the Parent's consolidated balance sheet filed in its Form 10-Q for the Most Recent Fiscal Quarter End.

     (t)  POOLING; TAX MATTERS.

           (i) The Parent intends that the Merger be accounted for under the "pooling of interests" method under the requirements of Opinion No. 16 (Business Combinations) of the Accounting Principles Board of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the Regulations of the SEC.

          (ii) To the Knowledge of the Parent, neither the Parent nor any of its Affiliates has taken or agreed to take any action, failed to take any action or is aware of any fact or circumstance that would prevent (i) the Merger from being treated for financial accounting purposes as a "pooling of interests" in accordance with GAAP and the regulations of the SEC; provided, that the sale of Parent Shares described in Section 5(i) are taken; or (ii) the Merger from constituting a reorganization within the meaning of
               Section 368(a) of the Code.

         (iii) Assuming the issuance of Parent Shares described in Section 5(i), the Parent has no Knowledge of any reason why it may not receive a letter from its independent accountants dated as of the Closing Date and addressed to the Parent in which such accountants will concur with the Parent's management's conclusion that no conditions exist related to the Parent that would preclude Parent from accounting for the Merger as a "pooling of interests."

          (iv) Section 4(t) of the Parent Disclosure Schedule contains a true and complete list of all Persons who, to the Knowledge of the Parent, may be deemed to be Affiliates of the Parent, excluding all of its Subsidiaries but including all directors and executive officers of the Parent.

     (u)  INTELLECTUAL PROPERTY.

           (i) Except as would not, individually and in the aggregate, have a Parent Materially Adverse Effect, (i) the Parent and each of its Subsidiaries owns, has the right to acquire or is licensed or otherwise has the right to use (in each case, clear of any Liens of any kind), all Intellectual Property (as defined below) used in or necessary for the conduct of its business as currently conducted, (ii) no claims are pending or, to the Knowledge of the Parent, threatened that the Parent or any of its Subsidiaries is infringing on or otherwise violating the rights of any Person with regard to any Intellectual Property and (iii) to the Knowledge of the Parent, no Person is infringing on or otherwise violating any right of the Parent or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Parent or its Subsidiaries.

          (ii) Section 4(u) of the Parent Disclosure Schedule sets forth, as of the date hereof, a true and complete list of all Intellectual Property of the Parent and each of its Subsidiaries, the loss or impairment of which would cause a Parent Materially Adverse Effect.

5. COVENANTS. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

     (a) GENERAL. Each of the Parties will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in Section 6 below).

     (b) CONDUCT OF BUSINESS BY THE PARENT PENDING THE MERGER. The Parent covenants and agrees that, between the date hereof and the Effective Time, except as expressly required or permitted by this Agreement or unless Company shall otherwise agree in writing in advance, the Parent shall conduct and shall cause the businesses of each of its Subsidiaries to be conducted only in, and the Parent and its Subsidiaries shall not take any action except in, the Ordinary Course of Business and in a manner consistent with past practice and in compliance with applicable Law. The Parent shall use its reasonable best efforts to preserve intact the business organization and assets of the Parent and each of its Subsidiaries, and to operate, and cause each of its Subsidiaries to operate, according to plans and budgets provided to Company, to keep available the services of the present officers, employees and consultants of the Parent and each of its Subsidiaries, to maintain in effect material agreements and to preserve the present relationships of the Parent and each of its Subsidiaries with advertisers, sponsors, customers, licensees, suppliers and other Persons with which the Parent or any of its Subsidiaries has business relations. By way of amplification and not limitation, neither the Parent nor any of its Subsidiaries shall, between the date hereof and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Company:

           (i) amend or otherwise change the Charter or bylaws or equivalent organizational document of the Parent or any of its Subsidiaries or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of the Parent or any of its Subsidiaries;

          (ii) issue, grant, sell, transfer, deliver, pledge, promise, dispose of or encumber, or authorize the issuance, grant, sale, transfer, deliverance, pledge, promise, disposition or encumbrance of, any shares of capital stock of any class (common or preferred), or any options, warrants, convertible or exchangeable securities or similar rights of any kind to acquire any shares of capital stock or any other ownership interest or similar rights of the Parent Shares or any of its Subsidiaries (except for the issuance of Parent Shares issuable pursuant to the Outstanding Parent Stock Options and the sale of approximately 2,000,000 Parent Shares to the public as contemplated by Section 5(i)); adopt, ratify or effectuate a stockholders' rights plan or agreement; or redeem, purchase or otherwise acquire, directly or indirectly, any of the capital stock of the Parent or interest in or securities of any Subsidiary;

         (iii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock (except that a wholly owned Subsidiary of the Parent may declare and pay a dividend to the Parent); split, combine or reclassify any of its capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock; or amend the terms of, repurchase, redeem or otherwise acquire, or permit any Subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its Subsidiaries; or propose to do any of the foregoing;

          (iv) except as disclosed on Section 5(b) of the Parent Disclosure Schedule, sell, transfer, deliver, lease, license, sublicense, mortgage, pledge, encumber or otherwise dispose of (in whole or in part), or create, incur, assume or subject any Lien on, any of the assets of the Parent or any of its Subsidiaries (including any Intellectual Property), except in connection with the acquisition or disposition of assets in the Ordinary Course of Business, and in a manner consistent with past practice;

          (v) except as otherwise disclosed to the Company prior to the date hereof, acquire (by merger, consolidation, acquisition of stock or assets or otherwise) or organize any corporation, limited liability Parent, partnership, joint venture, trust or other entity or any business organization or division thereof;

          (vi) other than in the Ordinary Course of Business, incur any indebtedness for borrowed money or issue any debt securities or any warrants or rights to acquire any debt security or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans, advances or enter into any financial commitments; or authorize or make any capital expenditures;

         (vii) hire or terminate any employee or consultant, except in the Ordinary Course of Business; increase the compensation or fringe benefits (including, without limitation, bonus) payable or to become payable to its officers or employees, except for increases in salary or wages of employees of the Parent or its Subsidiaries who are not officers of the Parent in the Ordinary Course of Business; or loan or advance any money or other asset or property to, or grant any bonus, severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Parent or any of its Subsidiaries, or establish, adopt, enter into, terminate or amend any Benefit Plan or any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, stock purchase, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees;

       (viii) change any accounting policies or procedures (including procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable) unless required by a change in Law or GAAP used by it;

          (ix) other than in the Ordinary Course of Business, enter into or modify, amend, terminate, waive any rights under, or assign any material agreement, including, but not limited to, any agreement with or for the direct or indirect benefit of any Affiliate.

          (x) except as disclosed on Section 5(b) of the Parent Disclosure Schedule, make any material Tax election or settle or compromise any Tax liability or agree to an extension of a statute of limitations;

          (xi) pay, discharge, satisfy or settle any Litigation or waive, assign or release any material rights or claims except any settlements of routine liability, workers' compensation, physical damage, and cargo claims arising in the Ordinary Course of Business that would not impose any injunctive or similar Order on the Parent or any of its Subsidiaries or restrict in any way the business of the Parent or any of its Subsidiaries;

         (xii) fail to maintain in full force and effect all self-insurance and insurance, as the case may be, currently in effect;

        (xiii) take (or fail to take) any action that (without regard to any action taken, or agreed to be taken, by Parent or any of its Affiliates) would prevent (i) Parent from accounting for the business combination to be effected by the Merger as a "pooling of interests" or (ii) the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or

         (xiv) authorize, recommend, propose or announce an intention to do any of the foregoing, or agree or enter into or amend any contract or arrangement to do any of the foregoing.

     (c) CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. The Company covenants and agrees that, between the date hereof and the Effective Time, except as expressly required or permitted by this Agreement or unless Parent shall otherwise agree in writing in advance, the Company shall conduct and shall cause the businesses of each of its
          Subsidiaries to be conducted only in, and the Company and its Subsidiaries shall not take any action except in, the Ordinary Course of Business and in a manner consistent with past practice and in compliance with applicable Law. The Company shall use its reasonable best efforts to preserve intact the business organization and assets of the Company and each of its Subsidiaries, and to operate, and cause each of its Subsidiaries to operate, according to plans and budgets provided to Parent, to keep available the services of the present officers, employees and consultants of the Company and each of its Subsidiaries, to maintain in effect material agreements and to preserve the present relationships of the Company and each of its Subsidiaries with advertisers, sponsors, customers, licensees, suppliers and other Persons with which the Company or any of its Subsidiaries has business relations. By way of amplification and not limitation, neither the Company nor any of its Subsidiaries shall, between the date hereof and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

           (i) amend or otherwise change the Charter or bylaws or equivalent organizational document of the Company or any of its Subsidiaries or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of the Company or any of its Subsidiaries;

          (ii) issue, grant, sell, transfer, deliver, pledge, promise, dispose of or encumber, or authorize the issuance, grant, sale, transfer, deliverance, pledge, promise, disposition or encumbrance of, any shares of capital stock of any class (common or preferred), or any options, warrants, convertible or exchangeable securities or similar rights of any kind to acquire any shares of capital stock or any other ownership interest or similar rights of the Company Shares or any of its Subsidiaries (except for the issuance of Company Shares issuable pursuant to the Outstanding Company Stock Options and the sale of approximately 300,000 Company Shares to the public as contemplated by Section 5(i)); adopt, ratify or effectuate a stockholders' rights plan or agreement; or redeem, purchase or otherwise acquire, directly or indirectly, any of the capital stock of the Company or interest in or securities of any Subsidiary;

         (iii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock (except that a wholly owned Subsidiary of the Company may declare and pay a dividend to the Company); split, combine or reclassify any of its capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock; or amend the terms of, repurchase, redeem or otherwise acquire, or permit any Subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its Subsidiaries; or propose to do any of the foregoing;

          (iv) sell, transfer, deliver, lease, license, sublicense, mortgage, pledge, encumber or otherwise dispose of (in whole or in part), or create, incur, assume or subject any Lien on, any of the assets of the Company or any of its Subsidiaries (including any Intellectual Property), except in connection with the acquisition or disposition of assets in the Ordinary Course of Business, and in a manner consistent with past practice;

          (v) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) or organize any corporation, limited liability company, partnership, joint venture, trust or other entity or any business organization or division thereof;

          (vi) other than in the Ordinary Course of Business, incur any indebtedness for borrowed money or issue any debt securities or any warrants or rights to acquire any debt security or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans, advances or enter into any financial commitments; or authorize or make any capital expenditures;

         (vii) hire or terminate any employee or consultant, except in the Ordinary Course of Business; increase the compensation or fringe benefits (including, without limitation, bonus) payable or to become payable to its officers or employees, except for increases in salary or wages of employees of the Company or its Subsidiaries who are not officers of the Company in the Ordinary Course of Business; or loan or advance any money or other asset or property to, or grant any bonus, severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any of its Subsidiaries, or establish, adopt, enter into, terminate or amend any Benefit Plan or any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, stock purchase, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees;

       (viii) change any accounting policies or procedures (including procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable) unless required by a change in Law or GAAP used by it;

          (ix) other than in the Ordinary Course of Business, enter into or modify, amend, terminate, waive any rights under, or assign any material agreement, including, but not limited to, any agreement with or for the direct or indirect benefit of any Affiliate.

          (x) make any material Tax election or settle or compromise any Tax liability or agree to an extension of a statute of limitations;

          (xi) pay, discharge, satisfy or settle any Litigation or waive, assign or release any material rights or claims except any settlements of routine liability, workers' compensation, physical damage, and cargo claims arising in the Ordinary Course of Business that would not impose any injunctive or similar Order on the Company or any of its Subsidiaries or restrict in any way the business of the Company or any of its Subsidiaries;

         (xii) fail to maintain in full force and effect all self-insurance and insurance, as the case may be, currently in effect;

        (xiii) take (or fail to take) any action that (without regard to any action taken, or agreed to be taken, by Parent or any of its Affiliates) would prevent (i) Parent from accounting for the business combination to be effected by the Merger as a "pooling of interests" or (ii) the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or

         (xiv) authorize, recommend, propose or announce an intention to do any of the foregoing, or agree or enter into or amend any contract or arrangement to do any of the foregoing.

     (d)  REGISTRATION STATEMENT; PROXY STATEMENT.

           (i) As promptly as practical after the execution of this Agreement, the Company and Parent shall prepare and file with the SEC a joint proxy statement/prospectus to be sent to the shareholders of the Company and Parent in connection with the meeting of Parent's shareholders (the "Parent Special Meeting") and the Company's shareholders (the "Company Special Meeting") to consider the Merger and the other matters to be approved as contemplated herein (the "Joint Proxy Statement"), and Parent shall prepare and file with the SEC a registration statement on Form S-4 pursuant to which the Parent Shares to be issued as a result of the Merger will be registered with the SEC (the "Registration Statement"), in which the Joint Proxy Statement will be included as a prospectus. Parent and the Company shall use all reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practical. The

               Joint Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of this Agreement and the Merger and the recommendation of the Board of Directors of Parent in favor of the issuance of Parent Shares pursuant to the Merger and the other matter required by this Agreement, provided that the Board of Directors of the Company may withdraw such recommendation if such Board of Directors has received an Acquisition Proposal and as a result shall have determined in good faith upon the written advice of its outside legal counsel, that the withdrawal of such recommendation is necessary for the Board of Directors to comply with its fiduciary duties under applicable law. Parent and Company shall make all other necessary filings with respect to the Merger under the Securities Act and the Exchange Act and the rules and regulations thereunder.

          (ii) The Company shall take such action as may be necessary to insure that (A) the information to be supplied by the Company for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact, required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading, and (B) the information supplied by the Company for inclusion in the Joint Proxy Statement shall not, on the date the Joint Proxy Statement is first mailed to shareholders of the Company or Parent, at the time of the Company Special Meeting and the Parent Special Meeting, and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Special Meeting or Parent Special Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Parent or any of its Affiliates, officers, or directors should be discovered by the Company which should be set forth in as amendment to the Registration Statement or a supplement to the Joint Proxy Statement, the Company shall promptly so inform Parent.

         (iii) Parent  shall take such action as may be necessary to insure that
               (A) the information supplied by Parent for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact, required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading, and (B) the information supplied by Parent for inclusion in the Joint Proxy Statement shall not on the date the

               Joint Proxy Statement is first mailed to shareholders of Parent or the Company, at the time of the Parent Special Meeting and the Company Special Meeting, and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Parent Special Meeting or the Company Special Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Parent or any of its Affiliates, officers, or directors should be discovered by Parent which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, Parent shall promptly so inform the Company.

     (e) SHAREHOLDERS MEETING. Parent and the Company each shall call a meeting of its respective shareholders to be held as promptly as practicable for the purpose of voting, in the case of the Company, upon this Agreement and the Merger and, in the case of Parent, upon the issuance of shares of Parent Shares pursuant to the Merger and the other matter required by this Agreement. Subject to Section 5(d) and (h), the Company and Parent will, through their respective Boards of Directors, recommend to their respective shareholders approval of such matters and will coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day and as soon as practicable after the date hereof. Subject to
          Section 5(d), each Party shall use all reasonable efforts to solicit from its shareholders proxies in favor of such matters.

     (f) ADDITIONAL SHAREHOLDER MEETING MATTERS. Each of the Parent and the Company shall use all reasonable efforts to obtain the Requisite Stockholder Approval of its stockholders. Once the Special Meetings have been called and noticed, neither the Parent nor the Company, respectively, shall postpone or adjourn (other than for the absence of a quorum and then only to a future date mutually agreed by the other Party) the applicable Special Meeting without the consent of the other Party unless this Agreement has been terminated pursuant to Section 7.

     (g) ACCESS TO INFORMATION. Upon reasonable notice, each of the Company and the Parent shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives and agents of the other Party (collectively "Representatives"), reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of the Company and the Parent shall (and shall cause each of its Subsidiaries to) furnish promptly to the other all information concerning its business, properties, books, contracts, commitments, record and personnel as the other Party may reasonably request. Each of the Company and the Parent shall (and shall cause each of its Subsidiaries to) make available to the other Party the appropriate individuals for discussion of such entity's business, properties and personnel as the other Party or its Representatives may reasonably request. No investigation pursuant to this Section 5(g) shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

     (h)  OTHER OFFERS.

           (i) The Company shall not, whether directly or indirectly through advisors, agents, or other intermediaries, nor shall the Company authorize or permit any of its officers, directors, agents, representatives, or advisors to (A) solicit, initiate, or encourage any inquiries or proposals that constitute a proposal or offer for a merger, consolidation, recapitalization, liquidation, dissolution, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer or exchange offer), or similar transaction involving the Company, other than the transactions contemplated by this Agreement, or any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent, or materially delay the Merger or which could reasonably be expected to materially dilute the benefits to Parent of the transactions contemplated hereby (each such transaction, inquiries, or proposals being referred to in this Agreement as an "Acquisition Proposal"), (B) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (C) agree to, approve, or recommend any Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or its Board of Directors from furnishing non-public information to, or entering into discussions or negotiations with, any person or entity, or taking any other action deemed necessary, in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity or recommending an unsolicited bona fide written Acquisition Proposal to the shareholders, if and only to the extent that the Board of Directors determines in good faith upon the written advice of outside legal counsel that such action is necessary for it to comply with its fiduciary duties to shareholders under applicable law (a "Fiduciary Finding");

          (ii) The Company shall notify Parent promptly (and no later than 24 hours) after receipt by the Company (or its advisors), of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books, or records of the Company by any person or entity that informs the Company that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry, or contact, including, specifically, a copy of any written Acquisition Proposal;

         (iii) The Board of Directors of the Company shall not take any of the actions referred to in clause (C) first sentence of Section 5(h)(i) until after giving at least five (5) days' written notice to Parent with respect to its intent to take such action and providing Parent all of the information called for in this
               Section 5(h). During the five-day notice period the Parent shall have the opportunity to amend its offer to match or exceed the Acquisition Proposal. If in the opinion of the Company's Board of Directors the consideration offered by Parent represents substantially equivalent or greater value than the Acquisition Proposal, then this Agreement shall be amended to reflect such revised consideration offered by Parent and in such event, this Agreement shall continue in force, as so amended;

          (iv) The Company shall immediately cease and cause its advisors, agents, and other intermediaries to cease any and all existing activities, discussions, or negotiations with any Parties conducted heretofore with respect to any Acquisition Proposal;

          (v) If a Payment Event occurs, the Company shall pay to Parent, within one business day following such event, a fee of $10,000,000 by wire transfer of immediately available funds. Such fee obligation shall be in addition to any payment obligation of the termination pursuant to Section 7(c). "Payment Event" means this Agreement has been terminated pursuant to any of the following events:

               (A) the  termination  of this  Agreement  by Parent  pursuant  to
               Section 7(a)(iv) or the Company pursuant to Section 7(a)(v) and the Company shall have signed a definitive agreement for an
               Alternative Transaction within twelve (12) months of the termination of this Agreement;

               (B) the  termination  of this  Agreement  by Parent  pursuant  to
               Section 7(a)(viii) after a willful breach by the Company of this Agreement; or

               (C) the termination of this Agreement by Parent or the Company pursuant to Section 7(a)(vi) as a result of the failure to receive the Requisite Shareholder Approval of this Agreement and the Merger by the shareholders of the Company at a duly held meeting of the Company's Stockholders or any adjournment thereof if, (I) at the time of such failure, there shall have been announced an Alternative Transaction (as defined below) which shall not have been absolutely and unconditionally withdrawn and abandoned and (II) the Company shall have signed a definitive agreement for such Alternative Transaction within twelve (12) months of such failure.

          (vi) As used in this Agreement, "Alternative Transaction" means a merger, consolidation, recapitalization, liquidation, dissolution, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer or exchange offer), or similar transaction involving the Company in which (A) any person (or group of persons) other than Parent or its Affiliates (a "Third Party") acquires more than 30% of the outstanding Company Shares or equity interests of the entity surviving such transaction, (B) any other transaction pursuant to which any Third Party acquires control of assets of the Company having a fair market value equal to more than 30% of the fair market value of all the assets of the Company, and its Subsidiaries, taken as a whole, immediately prior to such transaction, or (C) any public announcement of a proposal, plan, or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         (vii) this  Section  5(h)  shall  survive  any   termination   of  this
               Agreement, however caused.

     (i)  POOLING; REORGANIZATION

           (i) The Company shall take or cause to be taken all reasonable acts (without breaching any obligation to any other Person) required in order to permit the Company to be eligible to have the Merger be accounted for as a pooling of interests, including but not limited to, issuing approximately 300,000 Company Shares.

          (ii) The Company shall not knowingly take, or knowingly permit any controlled Affiliate of the Company to take, any action that could prevent the Merger from being treated (A) for financial accounting purposes as a "pooling of interests" under GAAP; it being understood and agreed that if the Company's independent accountants advise the Company in writing that such an action would not prevent the Merger from being so treated, such action will be conclusively deemed not to constitute a breach of this
               Section 5(i) or (B) as a  "reorganization"  within the meaning of
               Section 368 of the Code.

         (iii) The Company shall use its reasonable best efforts to obtain an executed affiliate pooling agreement substantially in the form attached hereto as Exhibit E from each of the Persons identified in Section 5(i) of the Company Disclosure Schedule concurrently with the execution of this Agreement and thereafter from any other person who may be deemed an affiliate of the Company regarding compliance with Rule 145 under the Securities Act and the requirements for accounting treatment of the Merger as a "pooling of interests" (each such agreement, a "Company Affiliate Pooling Agreement")

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
          (iv) The Parent shall take or cause to be taken all reasonable acts (without breaching any obligation to any other Person) required in order to permit the Parent to be eligible to have the Merger be accounted for as a pooling of interests, including but not limited to, issuing approximately 2,000,000 Parent Shares currently held in treasury.

          (v) Parent shall not knowingly take or knowingly permit any controlled Affiliate of Parent to take, any action that could prevent the Merger from being treated (A) for financial accounting purposes as a "pooling of interests" under GAAP; it being understood and agreed that if Parent's independent accountants advise Parent in writing that such an action would not prevent the Merger from being so treated, such action will be conclusively deemed not to constitute a breach of this Section 5(i); or (B) as a "reorganization" within the meaning of Section 368 of the Code.

          (vi) Parent shall use its reasonable efforts to obtain an executed affiliate pooling agreement in substantially the form of attached Exhibit E from each of the Persons identified in Section 5(i) of the Parent Disclosure Schedule regarding compliance with the requirements for accounting treatment of the Merger as a "pooling of interests" (each such agreement a "Parent Affiliate Pooling Agreement").

     (j)  NOTIFICATION OF CERTAIN MATTERS.

           (i) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which results in any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect (or, in the case of any representation or warranty qualified by its terms by materiality, Parent Materially Adverse Effect or Company Materially Adverse Effect, then untrue or inaccurate in any respect) and any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5(j) shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

          (ii) Each of the Company and Parent shall give prompt notice to the other of (A) any notice or other communication from any Person alleging that the approval of such Person is or may be required in connection with the Merger and the transactions contemplated hereby; (B) any notice or other communication from any Authority in connection with the Merger and the transactions contemplated hereby; (C) any Litigation, relating to or involving or otherwise affecting the Company, Parent, or their respective Subsidiaries that relates to the Merger and the transactions contemplated hereby; or (D) the occurrence of a default or event that, with notice or lapse of time or both, will become a default under any Company Material Agreement or Parent Material Agreement; and (E) any change that could reasonably be expected to have a Company Materially Adverse Effect or Parent Materially Adverse Effect or is likely to delay or impede the ability of either Parent or the Company to consummate the transactions contemplated by this Agreement or to fulfill their respective obligations set forth herein.

         (iii) Each of the Company and Parent shall give (or shall cause their respective Subsidiaries to give) any notices to third Persons, and use, and cause their respective Subsidiaries to use, its reasonable best efforts to obtain any consents from third Persons
               (A) necessary, proper or advisable to consummate the transactions contemplated by this Agreement; (B) otherwise required under any contracts in connection with the consummation of the transactions contemplated hereby; or (C) required to prevent a Company Materially Adverse Effect or Parent Materially Adverse Effect from occurring. If any Party shall fail to obtain any such consent from a third Person, such Party shall use its reasonable best efforts, and will take any such actions reasonably requested by the other Parties, to limit the adverse effect upon the Company and Parent, their respective Subsidiaries, and their respective businesses resulting, or which would result after the Effective Time, from the failure to obtain such consent.

     (k) LISTING ON THE NASDAQ NATIONAL MARKET. Parent shall use its reasonable best efforts to cause the Parent Shares to be issued in the Merger and pursuant to Parent's options to be issued pursuant to Section 5(q) to be approved for listing on the Nasdaq National Market, subject to official notice of issuance, prior to the Effective Time.

     (l) PUBLIC ANNOUNCEMENTS. Parent and the Company shall consult with and obtain the approval of the other Party before issuing any press release or other public announcement with respect to the Merger or this Agreement and shall not issue any such press release prior to such consultation and approval, except as may be required by Law or any listing agreement related to the trading of the shares of either Party on any national securities exchange or national automated quotation system, in which case the Party proposing to issue such press release or make such public announcement shall use its reasonable best efforts to consult in good faith with the other Party before issuing any such press release or making any such public announcement.

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
     (m) TAKEOVER LAWS. If any form of anti-takeover Law, regulation, Charter or bylaw provision, or contract is or shall become applicable to the Merger or the transactions contemplated hereby, the Company and the Board of Directors of the Company shall grant such approvals and take such actions as are necessary under such Law, provisions, and contracts so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such Law, provision, or contract on the transactions contemplated hereby.

     (n)  ACCOUNTANT'S LETTERS.

           (i) The Company shall use its reasonable best efforts to cause to be delivered to Parent a "comfort" letter of the Company's accountants, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Parent and the Company, in form and substance reasonably satisfactory and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

          (ii) Parent shall use its reasonable best efforts to cause to be delivered to the Company a "comfort" letter of Parent's accountants dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Parent and the Company, in form and substance reasonably satisfactory and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     (o) ADDITIONAL PARENT DIRECTORS. Immediately following the Effective Time, Parent shall expand its Board of Directors and add as directors the current CEO of the Company and one other person (who shall qualify as an "independent director") designated by the current CEO of the Company. The current CEO of the Company shall be designated a Class II director and the other nominee shall be designated a Class I director on Parent's Board of Directors. The Parent agrees to nominate the Company's current CEO as part of its slate of directors for which the Parent seeks proxies in connection with the election of directors next following the Effective Time.

     (p) HART-SCOTT-RODINO ACT. Each of the Parties will file any notification and report forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use its best efforts to obtain an early termination of the applicable waiting period, will make any further filings pursuant thereto that may be necessary, proper, or advisable, and will not terminate or withdraw such application without the consent of the other Parties. The Parent shall pay the filing fee associated with such filings.

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
     (q) COMPANY STOCK OPTIONS AND COMPANY STOCK PLANS; OUTSTANDING COMPANY STOCK OPTIONS.

           (i) At the Effective Time, each Outstanding Company Stock Option, whether vested or unvested, will be assumed by Parent automatically and without further action in accordance with this Agreement. Each such Outstanding Company Stock Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Company Stock Option Plans, option agreements thereunder and other relevant documentation immediately prior to the Effective Time, except that such Outstanding Company Stock Option will be exercisable solely for that number of whole Parent Shares equal to the product of the number of Company Shares that were purchasable under such Outstanding Company Stock Option immediately prior to the Effective Time multiplied by 1.7, rounded down to the nearest whole number of Parent Shares, and the per-share exercise price for the Parent Shares issuable upon exercise of such assumed Outstanding Company Stock Option will be equal to the quotient determined by dividing the exercise price per share of Company Shares at which such Outstanding Company Stock Option was exercisable immediately prior to the Effective Time by 1.7, and rounding the resulting exercise price up to the nearest whole cent; provided, however, that in the case of any option to which section 421 of the Code applies by reason of its qualification under section 422 of the Code ("incentive stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in accordance with the method set forth above unless use of such method will not preserve the status of such options as incentive stock options, in which case the manner of determination shall be adjusted in a manner that both complies with Section 424(a) of the Code and results in the smallest modification in the economic values that otherwise would be achieved by the holder pursuant to the method set forth above; and provided further, that notwithstanding any other provisions of this Section 5(q), if use of the above methods would disqualify the Merger as a "pooling of interests" for financial accounting purposes, then such methods will be adjusted to the extent necessary to preserve such accounting treatment.

          (ii) Parent shall reserve for issuance a sufficient number of Parent Shares for delivery upon exercise of Outstanding Company Stock Options assumed by Parent under this Agreement. Parent shall file as soon as practicable after the Effective Date a registration statement on Form S-8 under the Securities Act covering the Parent Shares issuable upon the exercise of the Outstanding Company Stock Options assumed by Parent pursuant to this Section, and shall use its reasonable efforts to cause such registration statement to become effective as soon thereafter as practicable and to maintain such registration in effect until the exercise or expiration of such assumed Outstanding Company Stock Options.

         (iii) The vesting of each Outstanding Company Stock Option shall not accelerate as a result of, or in connection with, the transactions contemplated hereby, except to the extent required by the existing terms of the Company Stock Option Plans or the option agreement pursuant to which it was granted. In addition, the Company shall ensure that no discretion is exercised by the Board of Directors or any committee thereof or any other body or Person so as to cause the vesting of any Outstanding Company
               Stock Option or any other warrant or right to acquire Company Shares to accelerate.

     (r)  INSURANCE AND INDEMNIFICATION.

           (i) The Parent will not take any action to alter or impair any exculpatory or indemnification provisions now existing in the Charter or bylaws of the Company for the benefit of any individual who is serving or has served as a director or officer of the Company or is or was otherwise entitled to indemnification thereunder at any time prior to the Effective Time;

          (ii) From and after the Effective Time, Parent shall indemnify, defend and hold harmless any person who is on the date hereof, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, director, employee or agent (the "Indemnified Party") of the Company or any of its Subsidiaries against all losses, claims, damages, liabilities, costs and expenses (including attorneys' fees and expenses), judgments, fines, and amounts paid in settlement in connection with any actual or threatened action, suit, claim, proceeding or investigation (each, a "Claim") to the extent that any such Claim is based on or arises out of, (A) the fact that any person is or was a director, officer, employee or agent of the Company or any of its Subsidiaries at any time prior to the Effective Time or is or was serving at the request of the Company or any of its Subsidiaries as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at any time prior to the Effective Time, or (B) this Agreement or any of the transactions contemplated hereby or thereby in each case to the extent that any such Claim pertains to any matter or fact arising, existing, or occurring prior to or at the Effective Time, regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time (the matters described in clauses (A) and (B), the "Pre-Merger Matters"), to the fullest extent indemnified under the Company's Charter, bylaws or any indemnification agreements in effect as of the date hereof, or under the Tennessee Business Corporation Act, including in each case provisions relating to the advancement of expenses incurred in the defense of any action or suit.

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
         (iii) Parent agrees that all right to indemnification and all limitations or exculpation of liabilities existing in favor of any Indemnified Party as provided in the Company's Charter, bylaws or the Tennessee Business Corporation Act as in effect as of the Effective Time shall continue in full force and effect with respect to Pre-Merger Matters, without any amendment thereto, for a period of six years from the Effective Time to the extent such rights are consistent with the Tennessee Business Corporation Act, provided, that in the event any Claim or Claims with respect to any such Pre-Merger Matters are asserted or made within such six-year period, all rights to indemnification in respect of any such Claim or Claims shall continue until disposition of any such Claim or Claims; provided, however, that any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the Tennessee Business Corporation Act, the Company's Charter or bylaws, as the case may be, shall be made by independent legal counsel selected by the Indemnified Party and reasonably acceptable to the Parent, retained at the Parent's expense, and provided further that nothing in this Section shall impair any rights or obligations of any present or former directors or officers of the Company.

          (iv) Parent shall maintain in effect the Company's directors' and officers' liability insurance policy at the Effective Time ("D&O Insurance") with respect to Pre-Merger Matters for a period of not less than six years after the Effective Time, provided, that the Parent may substitute therefor policies of substantially similar coverage and amounts containing terms no less advantageous to such former directors or officers.

          (v) The provisions of this Section 5(o) are intended to be for the benefit of, and shall be enforceable by, each Person entitled to indemnification hereunder and the heirs and representatives of such Person.

     (s) ADDITIONAL AGREEMENTS. Each of the Parent and the Company shall use its best efforts to cause (i) the Voting Agreements to be executed and delivered contemporaneously herewith; (ii) each of the Persons identified in Section 5(i) of the Company Disclosure Schedule to execute and deliver a Company Affiliate Pooling Agreement as soon as reasonably practicable after the date hereof; (iii) each of the Persons identified in Section 5(i) of the Parent Disclosure Schedule to execute and deliver a Parent Affiliate Pooling Agreement as soon as reasonably practicable after the date hereof; and (iv) each of the individuals listed in Section 5(s) of the Company Disclosure Schedule to execute and deliver an Employment Agreement effective from and after the Effective Time (the "Employment Agreements"), substantially in the form attached hereto as Exhibit F-1, F-2, F-3, and F-4,

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
          respectively. In addition, at the Effective Time and contemporaneously with entering into the Employment Agreements, the Parent shall enter into stock option agreements with the Executives entering into the Employment Agreements in a form similar to those customarily used by Parent for its executive officers and providing for a grant of an option to purchase the number of Parent Shares set forth opposite the name of each such executive in Section 5(s) of the Parent Disclosure Schedule.

6.   CONDITIONS TO OBLIGATION TO CLOSE.

     (a) CONDITIONS TO OBLIGATION OF THE PARENT AND THE MERGER SUB. The obligation of each of the Parent and the Merger Sub to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

           (i) the Company shall have received the Requisite Stockholder Approval of this Agreement and the Merger at the Company Special Meeting, and the Parent shall have received the Requisite Stockholder Approval of the issuance of Parent Shares and the other matters required to be submitted to the Parent's stockholders in accordance with this Agreement;

          (ii) the Company shall have procured all of the third party consents specified in Section 3(d) of the Company Disclosure Schedule, except where the failure to obtain such consents would not have a Company Materially Adverse Effect;

         (iii) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time (other than representations and warranties which address matters only as of a particular date, in which case such representations and warranties shall be true and correct, on and as of such particular date) except where the failure to be true and correct would not reasonably be expected to result in a Company Materially Adverse Effect;

          (iv) the Company shall have performed and complied with all of its covenants and agreements hereunder in all material respects through the Closing;

          (v)  no  temporary   restraining   order,   preliminary  or  permanent
               injunction, or other Order of an Authority with competent jurisdiction shall have been issued and shall be in effect at the Effective Time which would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Parent to own the capital stock of the Surviving Corporation and to control the Surviving Corporation, or (D) affect adversely the right of the Surviving Corporation to own its assets and to operate its businesses;

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
          (vi) the Company shall have delivered to the Parent and the Merger Sub a certificate to the effect that each of the conditions specified above in Section 6(a)(i) through (v) is satisfied in all respects;

         (vii) the Registration Statement shall have become effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement or the use of the Joint Proxy Statement shall have been issued by the SEC; and no proceedings for that purpose shall have been initiated or, to the Knowledge of the Parent or the Company, threatened by the SEC; and the Parent Shares issuable hereunder shall have been approved for listing on The Nasdaq National Market subject to official notice of issuance;

        (viii) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents, and approvals of Authorities referred to in Section 3(d) and Section 4(d) above;

          (ix) the Parent and the Merger Sub shall have received from counsel to the Company an opinion in form and substance reasonably satisfactory to the Parent, addressed to the Parent and the Merger Sub, and dated as of the Closing Date;

          (x) all actions to be taken by the Company in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Parent and the Merger Sub;

          (xi) each of the Employment Agreements, in form and substance shall have been executed and delivered;

         (xii) no Company Materially Adverse Effect shall have occurred;

        (xiii) Parent shall have received a letter from its independent accountants in form and substance reasonably satisfactory to Parent, dated the Closing Date, concurring with management's conclusions that the transactions contemplated by this Agreement, including the Merger, will qualify as a "pooling of interests" business combination in accordance with GAAP and the criteria of Accounting Principles Board Opinion No. 16 and the regulations of

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
               the SEC, such letter shall not have been revoked or modified in any material respect, and Parent shall not have received any indication from the SEC that the Merger may not so qualify;

         (xiv) each of the Persons identified in Section 5(i) of the Company Disclosure Schedule shall have executed and delivered a Company Affiliate Pooling Agreement which shall be in full force and effect.

     The Parent and the Merger  Sub may waive any  condition  specified  in this
     Section 6(a) if they execute a writing so stating at or prior to the Closing.

     (b) CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

           (i) the Registration Statement shall have become effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement or the use of the Proxy Statement shall have been issued by the SEC; no proceedings for that purpose shall have been initiated or, to the Knowledge of the Parent or the Company, threatened by the SEC; and the Parent Shares issuable hereunder shall have been approved for listing on The Nasdaq National Market subject to official notice of issuance;

          (ii) the Parent shall have procured all of the third-party consents specified in Section 4(d) of the Parent Disclosure Schedule, except where the failure to obtain such consents would not have a Parent Materially Adverse Effect;

         (iii) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time (other than representations and warranties which address matters only as of a particular date, in which case such representations and warranties shall be true and correct, on and as of such particular date) except where the failure to be true and correct would not reasonably be expected to result in a Parent Materially Adverse Effect;

          (iv) each of the Parent and the Merger Sub shall have performed and complied with all of its covenants and agreements hereunder in all material respects through the Closing;

           (v) no  temporary   restraining   order,   preliminary  of  permanent
               injunction, or other Order of an Authority with competent jurisdiction shall have been issued and shall be in effect at the Effective Time which would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded

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
               following consummation, (C) affect adversely the right of the Parent to own the capital stock of the Surviving Corporation and to control the Surviving Corporation, or (D) affect adversely the right of the Surviving Corporation to own its assets and to operate its businesses;

          (vi) each of the Parent and the Merger Sub shall have delivered to the Company a certificate to the effect that each of the conditions specified above in Section 6(b)(i) through (v) is satisfied in all respects;

         (vii) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents, and approvals of Authorities referred to in Section 3(d) and Section 4(d) above;

        (viii) the Company shall have received from counsel to the Parent and the Merger Sub an opinion in form and substance reasonably satisfactory to the Company, addressed to the Company, and dated as of the Closing Date;

          (ix) all actions to be taken by the Parent and the Merger Sub in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Company;

           (x) no Parent Materially Adverse Effect shall have occurred;

          (xi) the Company shall have received a letter from its independent accountants in form and substance reasonably satisfactory to the Company, dated the Closing Date, concurring with management's conclusions that the transactions contemplated by this Agreement, including the Merger, will qualify as a "pooling of interests" business combination in accordance with GAAP and the criteria of Accounting Principles Board Opinion No. 16 and the Regulations of the SEC; and the Company shall not have received any indication from the SEC that the Merger may not so qualify;

         (xii) each of the  Persons  identified  in Section  5(i) of the Company
               Disclosure Schedule shall have executed and delivered a Parent Affiliate Pooling Agreement which shall be in full force and effect;

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
        (xiii) each of  the  persons  listed  on  Section  5(s) of  the  Company
               Disclosure   Schedule  shall  have  entered  into  an  Employment
               Agreement with the Company;

         (xiv) the Fairness Opinion shall remain in full force and effect and shall not have been revoked or modified in any material respect;

          (xv) the  Company  shall  have  received  the  Requisite   Stockholder
               Approval of this Agreement and the Merger at the Company Special Meeting; and

         (xvi) the Company shall have received the opinion of its tax counsel, in the form and substance reasonably satisfactory to the Company, and dated as of the Effective Time, to the effect that the Merger will constitute a transaction described in Section 368(a) of the Code and neither the Company nor its shareholders shall recognize gain or loss for federal income tax purposes as a result of the Merger (other than with respect to cash paid in lieu of fractional shares).

     The Company may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

7.   Termination.

     (a) TERMINATION. This Agreement may be terminated prior to the Effective Time as follows (notwithstanding any approval of the Merger by the stockholders of the Parent, Merger Sub, and the Company):

           (i) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company at any time;

          (ii) by Parent or Company if the Closing shall not have occurred on or before September 30, 2001; provided that such right shall not be available to any Party whose willful failure to fulfill any material obligation under this Agreement has been the cause of, or has resulted in, the failure of the Merger to be consummated on or before such date;

         (iii) by the Parent if there shall be any Law that makes consummation of the Merger illegal or otherwise prohibited; or if any Order enjoining Parent or the Company from consummating the Merger is entered and such Order shall become final and non-appealable;

          (iv) by Parent, if (A) the Board of Directors of the Company shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Parent or shall have resolved to do any of the foregoing; (B) the Board of Directors of the Company shall have recommended to the shareholders of the

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
               Company an Alternative Transaction; or (C) a tender offer or exchange offer for 30% or more of the outstanding Company Shares is commenced and the Board of Directors of the Company fails to timely recommend that the shareholders of the Company not tender their shares in such tender or exchange offer;

          (v) by the Company if prior to the Effective Time, in good faith, the Board of Directors of the Company shall have made a Fiduciary Finding and have withdrawn or modified or amended, in a manner adverse to Parent, its approval or recommendation of this Agreement and the Merger or its recommendation that stockholders of the Company adopt and approve this Agreement and the Merger in order to permit the Company to execute a definitive agreement providing for the acquisition of the Company or in order to approve a tender or exchange offer for any or all of the Company Shares; provided that the Company shall be in compliance with
               Section 5(h);

          (vi) by either the Company or Parent if, at a duly held stockholders meeting of the Company or any adjournment thereof at which this Agreement and the Merger is voted upon, the Requisite Stockholder Approval shall not have been obtained;

         (vii) by either the Company or Parent if, at a duly held stockholders meeting of the Parent or any adjournment thereof at which issuance of Parent Shares as required under Section 2 is voted upon, the Requisite Stockholder Approval shall not have been obtained;

        (viii) by Parent, if neither Parent nor Merger Sub is in material breach of its obligations under this Agreement, and if (A) at any time that any of the representations and warranties of the Company herein become untrue or inaccurate such that Section
               6(a)(iii) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 7(a)(viii)) or (B) there has been a breach on the part of the Company of any of its covenants or agreements contained in this Agreement such that Section 6(a)(iv) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 7(a)(viii)), and, in both case (A) and case (B), such breach (if curable) has not been cured within 30 days after notice to the Company;

          (ix) by the Company, if it is not in material breach of its obligations under this Agreement, and if (A) at any time that any of the representations and warranties of Parent or Merger Sub herein become untrue or inaccurate such that Section 6(b)(iii) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 7(a)(ix)) or (B) there has been a breach on the part of Parent or Merger Sub of any of their respective covenants or agreements contained in this Agreement such that Section 6(b)(iv) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 7(a)(ix)), and such breach (if curable) has not been cured within 30 days after notice to Parent; or

          (x) by the Company, if the Board of Directors of Parent shall have withdrawn or modified its recommendation in favor of the issuance of Parent Shares pursuant to the Merger in a manner adverse to the Company or shall have resolved to do any of the foregoing.

     The Party desiring to terminate this Agreement pursuant to Section 7(a)(ii) through (x) shall give written notice of such termination to the other Party in accordance with Section 8(h).

     (b) EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 7(a), this Agreement shall immediately become void and there shall be no liability or obligation on the part of Parent, Merger Sub, the Company or their respective officers, directors, shareholders, or Affiliates, except as set forth in Section 5(h) and Section 7(c) and such Section 5(h) and Section 7(c) of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     (c)  FEES AND EXPENSES.

           (i) Except as set forth in this Section 7(c), all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses, regardless of whether the Merger is consummated;
               provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys' fees, incurred in relation to the printing and filing of the Joint Proxy Statement (including any related preliminary materials) and the Registration Statement (including financial statements and exhibits).

          (ii) Company shall pay Parent a termination fee equal to $1,000,000 plus the aggregate amount of Parent's documented expenses not to exceed $1,000,000, upon the earliest to occur of the following events:

               (A) the  termination  of this  Agreement  by Parent  pursuant  to
               Section 7(a)(iv) or the Company pursuant to Section 7(a)(v);

               (B) the  termination  of this  Agreement  by Parent  pursuant  to
               Section 7(a)(viii) after a willful breach by the Company; or

               (C) the termination of this Agreement by Parent or the Company pursuant to Section 7(a)(vi) as a result of the failure to receive the requisite vote for approval of this Agreement and the Merger by the shareholders of the Company at the Company's Special Meeting if, (I) at the time of such failure, there shall

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
               have been announced an Alternative Transaction which shall not have been absolutely and unconditionally withdrawn and abandoned and (II) the Company shall have signed a definitive agreement for such Alternative Transaction within twelve (12) months of such failure.

         (iii) Parent shall pay the Company a termination fee equal to $1,000,000 plus the aggregate amount of the Company's documented expenses not to exceed $1,000,000, upon the earliest to occur of the following events:

               (A) the termination of this Agreement by the Company  pursuant to
               Section 7(a)(x); or

               (B) the termination of this Agreement by the Company  pursuant to
               Section 7(a)(ix) after a willful breach by Parent of this Agreement.

          (iv) The expenses and fees, if  applicable,  payable  pursuant to this
               Section 7 shall be paid within thirty (30) days after submission by Parent or the Company, as the case may be.

8.   Miscellaneous.

     (a) SURVIVAL. None of the representations and warranties of the Parties will survive the Effective Time.

     (b)  Reserved.

     (c) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that
          (i) the provisions in Section 2 above concerning payment of the Merger Consideration are intended for the benefit of the Company Stockholders and (ii) the provisions in Section 5(r) above concerning insurance and indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

     (d) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (e) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

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
     (f)  COUNTERPARTS.   This   Agreement  may  be  executed  in  one  or  more
          counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (g) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (h) NOTICES. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally (including by nationally recognized overnight courier service) or sent by telegram or by certified mail, postage prepaid, and sent by telecopier as follows:

     If to Parent or the Merger Sub, to:    Swift Transportation Co., Inc.
                                            2200 South 75th Avenue
                                            Phoenix, Arizona 85043
                                            (623) 269-9700 Telephone
                                            (623) 907-7503 Fax
                                            Attn: William F. Riley, III


With a required copy to:                    Mark A. Scudder
                                            Scudder Law Firm, P.C.
                                            411 S. 13th Street, Suite 200
                                            Lincoln, Nebraska 68508
                                            (402) 435-3223 Telephone
                                            (402) 435-4239 Fax

If to the Company, to:                      M. S. Carriers, Inc.
                                            3171 Directors Row
                                            Memphis, Tennessee 38131
                                            (901) 332-2500 Telephone
                                            (901) 344-4607 Fax
                                            Attn: M. J. Barrow

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
With a required copy to:                    Robert E. Orians
                                            Martin, Tate, Morrow & Marston, P.C.
                                            22 N. Front Street, Suite 1100
                                            Memphis, Tennessee 38103
                                            (901) 522-9000 Telephone
                                            (901) 527-3746 Fax

          or to such other address as the addressee shall have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval, or other communication shall be deemed to have been given as of the date so personally delivered, telegraphed, or deposited in the mail and telecopied.

     (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Tennessee without giving effect to any choice or conflict of law provision or rule (whether of the State of Tennessee or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Tennessee.

     (j) AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Tennessee Business Corporation Act. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (k) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (l) EXPENSES. Each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     (m) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Disclosure Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

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
     (n) ENFORCEMENT OF AGREEMENT. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their duly authorized representative as of the date first above written.

                                      Swift Transportation Co., Inc.,
                                      a Nevada corporation


                                      By: /s/ Jerry Moyes
                                         ---------------------------------------
                                         Jerry Moyes, Chairman, President and
                                         Chief Executive Officer

                                      Sun Merger, Inc.,
                                      a Tennessee Corporation


                                      By: /s/ Jerry Moyes
                                         ---------------------------------------
                                         Jerry Moyes, President

                                      M. S. Carriers, Inc.
                                      a Tennessee Corporation


                                      By: /s/ Michael S. Starnes
                                         ---------------------------------------
                                         Michael S. Starnes, Chariman, President
                                         and Chief Executive Officer

                                       69